General Agreement Relating To Commercial Credits

To: ING Bank N.V.
Hong Kong Branch

In consideration of your agreeing at our request to open or issue or establish from time to time such commercial or documentary credits (hereinafter referred to as "the Credit") on such terms and conditions as you may think fit, I/we, the undersigned, hereby jointly and severally agree as follows:

1.           I/we hereby authorize you to accept and/or pay for my/our account or accounts all drafts drawn or purporting to be drawn under any of the Credit no matter on whom the same may be drawn and I/we agree to accept and/or pay at maturity all drafts drawn or purporting to be drawn in accordance with the terms of the Credit no matter on whom the same may be drawn.

2.           As to drafts drawn or acceptances accepted under or purporting to be drawn or accepted under the Credit, which are payable in Hong Kong Dollars, I/we agree:-

(a) in the case of each sight draft, to reimburse you at your office, on demand, in legal tender of Hongkong, the amount paid on such drafts, or, if so demanded by you, to pay you at your office in advance in legal tender of Hongkong the amount required to pay such draft; and

(b) in the case of each acceptance, to pay to you at your office, in legal tender of Hongkong, the amount thereof, on demand but in any event not later than the date of maturity.

3.           As to drafts drawn or acceptances accepted under or purporting to be drawn or accepted under the Credit which are payable in currency other than Hong Kong Dollars we agree:

(a) in the case of sight draft to reimburse you at your Hong Kong office on demand, the equivalent of the amount paid, in legal tender of Hong Kong at your rate of exchange prevailing at the time of payment in Hong Kong for cable transfers to the place of payment in the currency in which such draft is drawn, with interest from the date of payment of the instrument, or if so demanded by you, to pay you, at your Hong Kong office in advance, in Hong Kong currency, the equivalent of the amount required to pay the same; and

(b) in the case of each acceptance, to pay you at your Hong Kong office, on demand, the equivalent of the acceptance in the legal tender of Hong Kong at your rate of exchange prevailing at the time of acceptance for demand drafts in the place of payment, if payment is made by us in time to reach the place of payment in the course of the mails not later than the date of maturity, or at your rate of exchange prevailing in Hong Kong for cable transfers at time of transmission to the place of payment in the currency in which the acceptance is payable, if such payment is made at your office on the maturity date. If, for any cause whatsoever, at the time in question you do not quote and/or provide any rate of exchange generally prevailing in Hong Kong for effective cable transfers of the sort above provided for, I/we agree to pay you on demand an amount in Hong Kong Dollars equivalent to the actual cost of settlement of your obligation to the payor of the draft or acceptance or any holder thereof, as the case may be, and however and whenever such settlement may be made by you, including interest on the amount of moneys payable by us from the date of payment of such draft or acceptance to the date of our payment to you at the rate customarily charged by you in like circumstance.

4.           In the event that any Hong Kong dollar drafts are drawn by me/us on you in order to refinance any obligation set forth in the preceding clauses, and such drafts, at your option, are accepted by you I/we agree to pay you on demand, but in any event not later than the maturity date the amount of each such acceptance. Each amount which may become due and payable to you under this Agreement may, in your sole and absolute discretion but without prejudice to your rights and remedies herein and if not otherwise paid, be set off by you against any available funds then held by you for any of my/our accounts of whatsoever nature.

5.           I/we hereby authorize you to debit any and/or all of my/our accounts of whatsoever nature with you with all moneys or any part or parts thereof including stamp duty in transit interest and such other taxes or charges as may be applicable in each and every case for which you may be or become liable to pay under or by virtue of the Credit opened, issued or established pursuant to this Agreement at such time or times as your liability in respect thereof shall be incurred whether or not prior to receipt by you of advice of payment or, in your sole and absolute discretion at any time thereafter and I/we confirm that you shall not be under any duty and/or obligation to give us notice of such debit either before or after the same is/are made by you.

6.           I/we agree to pay you on demand, with respect to the Credit, a commission at such rate as you may in your sole and absolute discretion determine and any and all charges and expenses which may be paid or incurred by you in connection with the Credit, together with interest where chargeable. Interest payable hereunder shall be at the rate customarily charged by you at the time in like circumstances.

7.           As security for all of my/our obligations and liabilities to you, I/we hereby recognize and admit your security interest in and hereby pledge and charge to you all property shipped under or pursuant to or in connection with the Credit or in any way relative thereto or to the drafts drawn thereunder, whether or not released to me/us or to my/our agents on security agreements, and also in and to all shipping documents, warehouse receipts, policies or certificates of insurance and other documents accompanying or relative to drafts drawn under or in connection with the Credit, and in and to the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of me/us or any of us to you at any time existing under or with reference to the Credit or this Agreement, or any other obligation or liability to you have been fully paid and discharged; and that all or any or such property and documents, and the proce.eds thereof, coming into your possession or that of any of your correspondents, may be held and disposed of as hereinafter provided. I/We agree to execute such financing statements and other writings as shall be necessary to perfect and maintain your security interest in all the said properties and to pay all costs of filing financing, continuation and termination statements with respect to your security interest hereunder. The receipt by you or any of your correspondents at any time of other security of whatsoever nature, including cash, shall not be deemed a waiver of any of your rights or powers herein recognized.

8.           In the absence of written instructions expressly to the contrary, I/we agree that you or any of your correspondents may receive and accept as "bills of lading" under the Credit, any document issued or purporting to be issued by or on behalf of any carrier, which acknowledges receipt of property for transportation, whatever the other specific provisions of such document(s), and that the date of each such document shall be regarded as the date of shipment of the property mentioned therein. Unless otherwise specifically agreed in writing partial shipments may be made and you may honour the relative drafts, my/our liability to reimburse you for payments made or obligations incurred on such drafts being limited to the amount of the Credit.

You and any of your correspondents may receive and accept as documents of insurance under the Credit either insurance policies or insurance certificates which need not be for an amount of insurance greater than the amount paid by you under or relative to the Credit. You and any of your correspondents may receive, accept, or pay as complying with the terms of the Credit, any drafts or other documents otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy or the receiver for the property of the party in whose name it is provided in the Credit that any drafts or other documents should be drawn or issued.

9.	(a)
If at my/our special request the Credit is issued in transferable from, it is understood and agreed that you are under no duty to determent the proper identity of any one appearing in the draft or documents as transferee, not shall you be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by you to any purported transferee as determined by you us hereby authorized and approved, and I/we further agree to hold you harmless and indemnified in full against any liability or claim in connection with or arising out of the foregoing.

(b)                If It is a condition of the Credit that payment may be made upon receipt by you of a cable advising negotiation, I/we hereby agree to reimburse you on demand for the amount indicated in the said cable advice, and further agree to hold you harmless if the documents fail to arrive, or when, as and if documents arrive it should transpire that the terms of the Credit have not been complied with, and that the documents not in order.

10.          I/we agree that in the event of any extension of the maturity or time for presentation of drafts, acceptances, or documents, or any other modification other terms of the Credit, at the request of me or any of us, with or without notification to the others, or in the event of any increase in the amount of the Credit at my/our request, this Agreement shall be binding upon me/us with regards to the Credit so increased or otherwise modified, to drafts, documents, and property covered thereby, and to any action taken by you or any of your correspondent and/or agents in accordance with such extension, or other modification.

11.          The user of the Credit shall be deemed my/our agents and neither you nor your correspondents and/or agents shall be responsible for any and/or all of the following:

(a)        the use which may be made of the Credit or for any acts or omissions of the users of the Credit;

(b)        the existence of the property purported to be represented by documents;

(c)        any difference in character, quality, quantity, condition, or value of the property and that purporting to be represented by documents;

(d)        the validity, sufficiency, or genuineness of documents, even if such documents should in fact prove to be in any or all respects invalid, fraudulent, or forged;

(e)        particular conditions stipulated in the documents or superimposed thereon;

(f)         the time, place, manner or order in which shipment is made;

(g)        partial or incomplete shipment, or failure or omission to ship any and all of the property referred to in the Credit;

(h)        the character, adequacy, validity, or genuineness of any insurance, the solvency or responsibility of any insurer, or any other risk connected with insurance;

(i)        any deviation from instruction, delay, default, or fraud by the shipper or anyone else in connection with the property or the shipping thereof;

(j)        the solvency, responsibility, or relationship to the property of any party issuing any documents in connection with the property;

(k)        delay in arrival or failure to arrive of either the property or any of the documents relating thereto;

(l)        delay in giving or failure to give notice of arrival or any other notice;

(m)        any breach of contract between the shippers or vendors and ourselves or any of us;

(n)        failure of any Instrument to bear any reference or adequate reference to the Credit, or failure of documents to accompany any draft at negotiation, or failure of any person to note the amount of any draft on the reverse of the Credit or to surrender or take up the Credit or to send forward documents apart from draft as required by the terms of the Credit, each of which provisions, if contained in the Credit itself, it is agreed may be waived by you;

(o)        errors, omissions, interruptions, or delay in transmissions, or delivery of any message by mail, cable, telegraph wireless or otherwise, whether or not they may be in cipher.

You shall not be responsible for any act, error, neglect, or default, omission, insolvency or failure in the business of any of your correspondent or agent, or for any refusal by you or any of your correspondents and/or agents to pay or honour drafts drawn under the Credit because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter in force or for any matter beyond your control notwithstanding that you may have taken the initiative to choose your correspondent/agent. The happening of any one or more of the contingencies referred to in the in preceding sub-clause of this clause shall not affect, impair, or prevent, the vesting of any of your rights or powers hereunder, or my/our obligation to make reimbursement. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, I/we agree that any action taken by you or by any correspondent of yours under or in connection with the Credit or the relative drafts, documents, or property, if taken in good faith, shall be binding, on me/us and shall not put you or any of your correspondents under any resulting liability to me/us and I/we make like agreements as to any inaction or omission unless in breach of good faith.

12.          If it is a condition of the Credit that the accreditees are authorized to draw clean drafts, you are authorized end instructed to accept and pay drafts without requiring, and without responsibility for, the delivery of shipping documents, ether at the time of acceptance or of payment or thereafter.

13.          I/we agree to procure promptly any necessary import and export or other licenses for the import, export, or shipping of the property and to comply with all foreign and domestic government regulations in regards to the shipment of the property or the financing thereof and to furnish such certificates in that respect as you may at any time require, to keep the property relating to the Credit covered with insurance at all times against marine and fire risks end any other risk(s) as required by you in insurance companies acceptable and satisfactory to you and you may cause to cover with insurance, whether additional or otherwise, any and/or ell risks at any time at your sole and absolute discretion and at my/our expense any and all of the property without my/our further consent even though I/we have caused the merchandise to be insured against the same or similar risks. I/we further agree to assign the insurance policies or certificates to you or to make the loss or adjustment payable to you at your option. It is further understood that you will not be responsible for any act or omission on the part of any insurance company and if any insurance company fails to pay I/we will still be responsible to you for the payment of the Credit. It is further understood that if you or the undersigned or anyone else fail to cause to insure the merchandise and if any loss or damage either partial or total occurs I/we will still be responsible for the payment of the Credit.

14	(a)
In the event you deliver to me/us, or to any of us, or to my/our agent at my/our request any of the document of title pledged hereunder prier to having received payment in full of all of my/our liabilities to you, I/we agree to obtain possession of any goods represented by documents within twenty-one days from the date of such delivery or said documents and If I/we should fail to do so, I/we agree to return the said documents or to have them returned by my/our agent to you prior to the expiration of the said twenty-one day period. I/we agree to execute for such documents and the goods represented thereby Identifying and describing such documents and goods, which said receipts shall constitute a part of this Agreement.

(b)          So long as the goods are in my/our possession or under my/our control, I/we acknowledge that you will remain the owner thereof and that such goods are open to inspection at all times by you, or if you think fit to retake possession of them without reference to us. I/we undertake that the goods shall not be hypothecated to any person and should such goods be delivered to purchasers and proceeds received therefor I/we engage to keep the money for you apart from all other money which may be in my/our hands.

15.           I and each of us agree at all time and from time to time, on demand, to deliver, convey, transfer, or assigned to you, as security for any and all of my/our obligations and liabilities, contingent or absolute, due at to become due, which are now or at any time hereafter owing by me or us to you, additional security of a character and value satisfactory to you, or to make such payment as you may require. I and each of us agree that all property belonging to me, or us, in which I or we may have an interest, of any name and nature whatsoever, now or at any time hereafter delivered, conveyed, transferred, assigned, or paid to you, or coming into your possession in any manner whatsoever, whether expressly as security for any of the obligations or liabilities of me or us to you or for safekeeping or otherwise, including any items received for collection or transmission and the proceeds thereof, whether or not such property is in whole or part released to us on security agreement, are hereby charged, pledged and made security for each and all such obligations and liabilities.

16.           I and each of us agree that upon my/our failure at any time to keep a margin of security with you satisfactory to you. or upon the making by me/us of any assignment for the benefit of creditors, or upon the filling of any voluntary or involuntary petition in bankruptcy/ winding-up by or against me/us, or upon the application for the appointment of a receiver of any of my/our property or upon any act of insolvency of me/us, all of such obligations and liabilities shall become and be immediately due and payable without demand or notice, notwithstanding any credit or time allowed to me or us, or any instrument evidence any such obligations or liabilities or otherwise. I and each of us as to property in which I and each of us may have any Interest, and all of us, as to property in which we, whether jointly or severally, may have any Interest, expressly authorize you in any such event, or upon my/our failure to pay any of ouch obligation or liabilities when it or they shall become or be made due, to sell immediately without demand for payment, without advertisement and without notice to us or any of us, all of which are hereby expressly waived, any and all such property arrived or to arrive at private sale or at public auction or at broker's board or otherwise, at your option, in such parcel or parcels and at such time or times and at such place or places and for such price or prices and upon such terms and conditions as you may deem proper, and to apply the net proceeds of such sale or sales together with any balance of deposits and any sums credited by or due from you to me or us or any of us in general account or otherwise, to the payment of any and all of such obligations or liabilities to you however arising. If any such sale be at broker’s board or at public auction, you may yourself be a purchaser at such sale, free from any right of redemption which I/we hereby expressly waive and release. O/we undertake to pay you on demand the amount of any deficiency remaining after such sale together with all usual commission, charges and expenses and interest at such prevailing rate or rates as you may from time to time charge your customers for unsecured banking facilities.

17.           The rights and liens which you posses hereunder shall continue unimpaired, and I/we and each of us shall remain obligated in accordance with the terms and provisions hereof, notwithstanding the release or substitution of any properties which may be held as security hereunder at any time, or of any right or interest therein. No delay, extension of time, renewal, compromise, or other indulgence which may occur, shall impair your rights or powers hereunder. You shall not be deemed to have waived any of your rights hereunder unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

18.           Except as otherwise expressly provided in this Agreement or as you and I/we may otherwise expressly agree with regard to, and prior to your Issuance of the Credit, the “Uniform Customs and Practice for Documentary Credits (1998 Revision), international Chamber of Commerce Publication No. 500” (or any modification or amendment thereof for the time being in force) shall be binding on the Credit and shall serve, in the absence of proof expressly to the contrary, as evidence of general banking usage.

19.           Without prejudice and in addition to and without limiting the generality of the foregoing:-

(a)           All bills and documents of title and the goods thereby represented and insurance policies or certificates in connection with any of the Credit shall be held by you under general lien, and shall additionally and specially be charged and/ or (as the case may be) pledged to you as continuing security for the payment of all advance or banking accommodation whether by loan or overdraft and whether for the retirement of any draft or otherwise and of all my/our liabilities to you in connection herewith;

(b)           I/we agree to assign to you my/our rights as unpaid sellers and to transfer into your control any goods represented by the documents received by you or your correspondents and/or agents under any of the Credit and that until payment by me/us of such moneys due to you the proceeds of the sale of the goods represented by the said documents are to be held as trustee for and be available to you and it received by me/us shall be paid to you forth-with and until so paid shall be held by me/us on your behalf;

(c)           l/we agree that the rights and powers conferred upon you by this agreement are in addition and without prejudice to any other securities which you may now or hereafter hold for my/our account and this Agreement shall continue in force and be applicable to all transactions notwithstanding any change in the status or constitution of either your bank or our company or the individuals composing our firm (as the case may be) or otherwise;

(d)           you may restrict negotiations under any or the Credit to your own offices or to any correspondent of your choice;

(e)           this Agreement shall be without prejudice to such further or other terms and conditions that may be agreed upon in respect of any Individual documentary or commercial credit that you may open or establish at my/our request or Instruction;

(f)           for the purpose of any of the Credit, the date of any bill of lading shall, in your favour, be deemed to be conclusive as of the date of shipment and the absence in any bill of lading of any positive evidence of trans-shipment shall, in your favour, be conclusive that trans-shipment has not taken place;

(g)           that on no account shall any claim be made against you after the draft drawn or acceptance accepted under the Credit has been accepted or paid by me/us.

20.           All the Credits shall be opened entirely at my/our own risk and I/we will honour an drafts presented thereunder and repay you when due with interest: even though the goods should not arrive or be refused landing through any act of war or restriction imposed under or by virtue of any law or regulation or order of any local or foreign government or for any other reason whatsoever. Without prejudice to the generality of the foregoing I/we further agree that It I/we put up margin or cash deposit or securities in foreign currency for your opening or establishing any of the Credit on my/our behalf or for my/our account you will nevertheless be entitled to surrender block or withhold such moneys or securities should you be requested to do so by any local or foreign government without requiring my/our consent, and in such case such moneys or securities will not be used to discharge any of my/our liabilities or indebtness due to you on any account and we shall forthwith pay you all the moneys due to you as if no such deposit or securities has been put up by me/us with you or your correspondents and/or agents.

21.           The word ''property'' as used herein Includes goods and merchandise, as well as any and all documents relative thereto, also securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any rights or interest therein.

22.           This Agreement shall be binding upon me/us, my/ours heirs, executors, administrators, successors, and assigns and shall inure to the benefit of, and be enforceable by you, your successors, transferees, and assigns. If this Agreement should be terminated or revoked as to me/us by operation of law, I/we will indemnify and save you harmless from any loss which may be incurred by you in acting hereunder prior to the receipt by you or your successors, transferees, or assigns of notice in writing of such termination or revocation. If this agreement is signed by one individual including a corporation/company, the terms “we”, “our”, “us” shall be read throughout as “I”, “my”, “me”, as the case may be, if this Agreement is signed by two or more parties, it shall be the joint and several agreement obligation and liability of such parties; and in any such case, this Agreement shall not be revoked or impaired as to anyone or more of such parties by the death of any of the others or by the revocation or release of any obligations hereunder of anyone or more of such parties.

23. This Agreement and all rights, obligations, and liabilities arising shall be construed in accordance with the laws of Hong Kong and I/we hereby irrevocably submit to the non-exclusive Jurisdiction of the Hong Kong Courts.

24. In this Agreement, unless the contrary intention appears, words importing the masculine gender shall include females and corporations and vice versa and words in singular shall include plural and vice versa.

Dated 8 Dec 2009

SIGNED BY
in the presence of:-
Armco & Metawise (HK) Ltd.
 *SIGNED BY
Yao Kexuan  /s/ Yao Kexuan

for and on behalf of
Armco & Metawise (HK) Ltd
in the presence of:-
Chu Yi  /s/ Chu Yi

*N.B. If executed by a limited company, an extract of a certified copy of the resolution of the Board of Directors of the company approving the execution of this Agreement (as printed below) must be completed.

Attachment: Ing Bank Agreement

Borrower	Armco & Metawise (HK) Ltd
Lender:	ING Bank N.V.
Purpose	Iron are, Chrome ore, Manganese ore, and Nickel ore trading
Facility type/ limit	USD15 mio ad hoc BBLC opening against export LC.
BBLC Drawdown Conditions: (Not later than 3 business date prior to the issuance of LC)	a. A duly completed application to issue an LC in form and substance acceptable to Lender;
b. Copy of purchase contract between the Borrower and the Suppler in formand substance acceptable to the Lender;
c. Copy of sales contract between the Borrower and the Buyer in form and substance acceptable to the Lender;
d. BBLC to call for full set BL "issued to order of the Bank" or " to order and blank endorsed"
8. The relevant export LC with terms acceptable to the Bank
Collateral:	1) Personal guarantee from Mr. Yao.
2) Corporate guarantee from China Armco Metals Inc.
3) Assignment of relevant sale proceeds under export LC.
4) 5% cash margin.
Pricing	LC opening comm./ comm. In lieu:
1/4% on 1st USD50K; 1/16% on balance
Loan spread @ 250bp over COF
Acceptable master LC opening Chinese bank	China Development Bank
The Export-Import Bank of China
Bank of China Ltd
The Industrial & Commercial Bank of China Ltd
China Construction Bank Ltd
Agricultural Bank of China

Bank of Communications Co Ltd
China Merchants Bank
Shanghai Pudong Development Bank Co Ltd
China Citic Bank
Bank of Beijing
China Minsheng Banking Corp Ltd
Industrial Bank Co Ltd
Hua Xia Bank
Bank of Shanghai
China Everbright Bank
Guangdong Development Bank
Shenzhen Ping An Bank

ING
WHOLESALE BANKING
ING BANK N.V. Hong Kong Branch

GENERAL TERMS AND CONDITIONS

To:           ING Bank N.V., Hong Kong Branch (the "Bank")

1.           Introduction

1.1           The relationship between the Bank and me/us is basically that of debtor and creditor. However, other relationships may arise, such as bailor and bailee when items are held in safe custody, according to the banking services provided by the Bank.

1.2           These terms and conditions form part of the account opening application I/we have signed and apply to all my/our accounts with the Bank.

1.3           In addition, each facility or service may be subject to new or additional terms or supplemented or governed by other specific or general descriptive information concerning matters such as fees and charges, my/our identification requirements, operation of the accounts (for individuals (single or joint) or limited companies), rights of set off, interest rates, deposit accounts, time deposits and other payment services, which may be available upon request from the Bank or publicised or displayed in the Bank's premises, as the Bank considers appropriate.

2.           Facilities and Services

2.1           Subject to prior arrangement, the Bank may provide a range of services, including, without limitation, chequeing, deposit, investment, and other banking facility to me/us.

2.2           Investments may include deposits and investments of any nature including, those in or linked to deposits, securities, funds, unit trusts, bonds, bearer certificate of deposits, money market instruments, foreign exchange, interest rate, commodities, financial futures, commodity index or any other index, indicator, or spot, forward margin, option, swap, netting or derivative arrangements or contracts for differences.

2.3           Deposits may include deposits with the Bank in Hong Kong, or placed by the Bank with the Bank's branch or any of the Bank's subsidiaries, affiliated companies or any subsidiary or affiliated company of the Bank's holding company, in each case, outside Hong Kong.

2.4           Either the Bank or me/us may, upon giving reasonable notice, close any account without assigning any reason therefor. Without prejudice to the above, an account may be closed by the Bank with reasonable prior notice. The Bank may, from time to time, fix the minimum and/or maximum amount or value for any transaction to be conducted by me/us.

2.5           In addition to the above, the Bank may close any account without giving notice to me/us in exceptional circumstances (including, without limitation, if the Bank believes that the account is being used for criminal activities) and also notwithstanding that the same is in credit.

2.6           In relation to any account closed by the Bank, 'the Bank shall be released from any further obligations to me/us in respect of such account, and may refuse payment of any instrument drawn by me/us and presented after the date such account was closed by the Bank without liability to the Bank. I/We may collect the balance standing to the credit of such account, if any, from the Bank during the Bank's normal business hours; alternatively, at the Bank's option, the balance may be sent by way of a cashier's order, or other payment instruments by post to my/our last known address(es).

3.           The Bank's Role

3.1           My/Our deposits and investments may be located in or outside Hong Kong. Any deposits with or other investment obligations of the Bank's branch or any other branch in any particular jurisdiction will be paid at that branch and are subject to the laws and practices of that jurisdiction (including government acts, regulations and/or orders). Neither the Bank's head office, nor any other branch, subsidiary or affiliate shall be responsible for payment of those deposits and obligations if the relevant branch is prevented from fulfilling its obligations due to restrictions (including force majeure) or events beyond the control of that branch. Restrictions shall not include restrictions on payment directly due to liquidation or insolvency of the relevant branch.

3.2           Whenever any deposit or other investment is placed or made by the Bank on my/our behalf, I/we agree that the Bank acts as my/our agent for my/our sole risk and account. For any transaction with or through any broker or counterpart, I/we appreciate that the Bank's agreement with him may expressly provide that as against him the Bank acts as principal or that the Bank's rights and obligations are not transferable. However, such provisions will not affect the Bank's capacity as my/our agent in my/our transaction with the Bank. I/We hereby agree that the relevant transaction with each broker or counterpart will be subject to the rules, terms and conditions as stipulated by him.

3.3           The Bank is a member of the Deposit Protection Scheme established under the Deposit Protection Scheme Ordinance (Cap.581) of the laws of Hong Kong (the "Scheme"). Eligible deposits taken by the Bank are protected by the Scheme up to a limit of HK$100,000 per depositor. We acknowledge that certain financial products offered by the Bank are not protected deposits under the Scheme.

4.           Instructions given by Authorised Signatories

4.1           Instructions to the Bank on the opening, operation and/or closing of any account, including any change in the manner of giving instructions, should be given by electronic means or in writing or signed by me/us or the appropriate authorised signatories appointed under my/our mandate for the operation of the relevant account or any relevant letter of authority.

4.2           Any change of authorised signatories by me/us will only be effective after the Bank has received my/our instruction (together with the relevant specimen signature(s)), accepted the same and sufficient time has elapsed enabling the Bank to fully record and implement the instruction in its records concerning the relevant account(s). Where necessary I/we shall execute such mandates or other documents as the Bank may require.

The Bank shall be entitled to act upon such authorised signature(s) as are recorded in its records for the time being until it has received from me/us written notification of any change.

4.3           l/We shall inform the Bank immediately if I/we discover that my/our signature or the signature of any authorised signatory has or have been forged upon any bills of exchange, drafts, promissory notes, orders or other instruments for the payment of money signed, made and/or drawn upon the Bank or orders or other documents upon which the Bank is intended to act.

4.4           The Bank shall be free from all claims in respect of any account and the particulars of any transaction with respect to any account where the same is made, processed or paid out as a result of any forgery, lack of authority, negligence and/or otherwise by any person whatsoever.

5.           Receipt of Statement, Advice, Notice, etc.

5.1           Any statement, advice, confirmation, notice, communication, document or other communication given or to be given by the Bank will be validly given if dispatched to my/our address last registered with the Bank and will be deemed to have been received by me/us within a generally acceptable time for that means of communication and, in any event, by no later than 30 days after dispatch.

5.2           l/we shall notify the Bank in writing immediately of any change of address or other information previously provided to the Bank by me/us, and shall deliver to the Bank the relevant documents detailing such changes.

5.3           The Bank may send such documents to my/our address(es) last registered with the Bank. I/We agree that if I/we utilise the Bank's facility or service or if I/we do not terminate any related account within 30 days from receipt or deemed receipt by me/us, I/we will be deemed to have received and accepted the terms of such documents as binding on me/us.

6. Statement, Advice or Confirmation

6.1           A statement of account setting out debits and credits to, and balances of, each account will be issued by the Bank either monthly, or at an interval arranged in advance with, and agreed by, the Bank.

6.2           In addition to the statement of account, an advice or confirmation of any transaction concerning an account may be issued by the Bank within 2 days of that transaction.

6.3           I/We undertake to verify the correctness of each statement, advice or confirmation, and to notify the Bank within 90 days from the receipt thereof of any discrepancies, omissions, inaccuracies or incorrect entries in the account, statement, advice or confirmation as so stated, or in the particulars stated in the statement, advice or confirmation. Failure to give notice of any such error within 90 days of receipt may be considered by the Bank as an acknowledgement by me/us of the correctness of any such statement.

6.4           The foregoing provisions of this Clause shall be binding on me/us notwithstanding that any statement, advice or confirmation may call for signed acknowledgement and return by me/us which I/we have not so provided.

6.5           The Bank may at its discretion destroy any documents relating to any account after digital archiving the same.

6.6           For all purposes, including any legal proceedings, a certificate by any of the Bank's officers as to the sums and liabilities for the time being due or incurred to the Bank by me/us shall, in the absence of manifest error, be conclusive evidence thereof against me/us.

7.           Cleared Funds

7.1           All withdrawals or investments may only be made by me/us against cleared and sufficient funds in my/our account. Any withdrawal or investment made by me/us, on the assumption that funds will be cleared, will be repaid by me/us ,if not so cleared, and I/we hereby acknowledge that the Bank reserves the right to refuse to make payment against uncleared and/or insufficient funds. All cheques or drafts will be purchased or discounted by the Bank on this basis.

7.2           No overdrafts are allowed unless by prior special arrangement with the Bank, provided that the Bank shall be entitled to pay any bills of exchange, drafts, promissory notes, orders or other instruments for the payment of money notwithstanding that such payment results in any account becoming overdrawn.

7.3           Without prejudice to the above, the Bank may debit any of my/our accounts which is overdrawn without prior special agreement with interest at the rate specified by the Bank for the time being for unauthorised overdrafts.

8.           Foreign Currency

8.1           To transfer any amount to any account or pay for any investment or my/our liabilities, or set off any credit balance in any account against my/our liabilities, denominated in a different currency, the Bank may convert any relevant sum into the appropriate currency at the Bank's applicable exchange rate.

8.2           If funds are sent to or paid in a foreign currency, the funds will be payable to the payee in the relevant foreign currency at the prevailing buying rate of the Bank's correspondent, agent or sub-agent unless the payee has made appropriate prior arrangements, acceptable to the Bank, with the Bank's correspondent, agent or sub-agent for accepting the funds in that foreign currency or other currency upon paying all their charges.

9.           Rights of Set Off and Appropriation

9.1           l/We agree that in addition to any general lien or similar right to which the Bank may be entitled at law, the Bank may, at any time without prior notice, combine or consolidate any or all of my/our accounts (wherever situate and maintained with the Bank for whatever purpose and whether subject to notice or not) with my/our liabilities to the Bank and set off or transfer any sum or sums standing to the credit of any of my/our accounts in or towards satisfaction of my/our liabilities to the Bank, whether such liabilities be primary, collateral, several, joint or in other currencies.

Further, insofar as my/our liabilities to the Bank are contingent or future, the Bank's liability to me/us to make payment of any sum standing to the credit of any of my/our accounts shall, to the extent necessary to cover such liabilities, be suspended until the occurrence of the contingency or future event.

9.2           The Bank shall be entitled to appropriate payments made by me/us or in my/our favour for the credit of such of my/our account or accounts (including any account on which I am/we are jointly or severally or jointly and severally liable with others) or particular entries therein as the Bank in its absolute discretion thinks fit.

9.3           In respect of a joint account, the Bank shall be entitled to set off any sums standing to the credit of such joint account against the debit balance in other accounts which may be held by one or more holders of such joint account. The Bank shall inform me/us promptly after exercising any such rights of set off or transfer, as the case may be.

10.           Fees and Charges

10.1           All services (except for handling retail cash deposits in Hong Kong dollars) will be charged in accordance with the Bank's prevailing practice from time to time and a schedule of the Bank's fees is available to me/us upon request.

10.2           The Bank may debit any account with the amount of any tax, fee, stamp duty, interest, late payment charge, default interest, charge or expense payable by me/us.

10.3           The Bank may accept rebates, fees and other forms of payment from any subsidiary or affiliated company of the Bank or any third party on any transaction effected for me/us and retain the same for the Bank's benefit.

10.4           The Bank may, at any time and without my/our prior consent:

(a)           change the respective rates, amounts and periods of payment of any fee, interest, periodic minimum repayment amount, late payment charge and default interest payable by me/us; and

(b)           debit any of my/our accounts which is overdrawn without prior special agreement with interest at the rate(s) specified by the Bank for the time being for unauthorised overdrafts. Upon having charged any such sums, the Bank will promptly inform me/us of the nature and amount of such charges. The Bank will give me/us 30 days' notice before any change in fees and charges takes effect unless such changes are not within the reasonable control of the Bank.

10.5           The Bank may at its discretion alter, delete or substitute any of these terms and conditions or add new terms and conditions by giving me/us written notice as follows prior to any such variation taking effect (and such variation shall be deemed to be incorporated herein as of such date):-

(a)           30 days' notice when the variation affects fees and charges and my/our liabilities or obligations: or

(b)           reasonable notice for all other variations. Such notice shall show the variation to these terms and conditions, the ways in which I/we may indicate refusal and the consequence of such refusal. When any variation involves substantial changes or if the changes are complicated, the Bank may provide a summary of the key features and, if the Bank deems appropriate, a consolidation of the revised terms and conditions. Where I/we refuse to accept the variation(s) and chooses to close the account within a reasonable period, the Bank will repay the annual or periodic fee, if any, on a pro rata basis.

11.           Limitation of Liability and Indemnity

I/We agree that except in the case of the gross negligence or willful misconduct of the Bank (i) the Bank will not be under any liability or responsibility and (ii) I/we will fully indemnify the Bank against any claim, loss, damage, expense and/or liability (including legal costs and costs for hedging, unwinding or similar contracts) incurred by the Bank, in each case, for taking or omitting to take any action in relation to any matter herein including:

(a)           in connection with the preservation, protection or enforcement of the Bank's rights, powers and/or remedies;

(b)           the operation of any account and/or the provision by the Bank of any investment, safekeeping or other services;

(c)           any action or omission (including any negligence or default) of any broker, agent, correspondent, custodian or counterpart involved in any transaction;

(d)           any loss or damage caused by breakdown in or delay or failure of any transmission or communication facilities or external clearing systems; or

(e)           as a result of the Bank acting on any written, verbal, telephone facsimile or e-mail instructions given by any person whom the Bank believes in good faith to be me/us or as having authority to give instructions on my/our behalf, regardless of the prevailing circumstances or the nature of the transaction and notwithstanding any error, misunderstanding, fraud, forgery or lack of clarity in the giving, receipt or contents of such instructions.

12.           Supply and Disclosure of Information

12.1           From time to time, it is necessary for me/us to supply the Bank with data in connection with the opening or continuation of accounts and the establishment or continuation of banking facilities or provision of banking services. It is also the case that data are collected from customers in the ordinary course of the continuation of the banking relationship, for example, when I/we write cheques or deposit money. I/We understand that the Bank may not be able to open or maintain any account or provide any service to me/us if I/we fail to provide any information requested by the Bank.

12.2           The purpose for which my/our data may be used are as follows:-

(a)           the daily operation of the services and credit facilities provided to customers;

(b)           conducting credit checks;

(c)           assisting other financial institutions to conduct credit checks;

(d)           ensuring ongoing credit worthiness of customers;

(e)           designing financial services or related products for customers' use;

(f)           marketing financial services or related products;

(g)           determining the amount of indebtedness owed to or by customers;

(h)           collection of amounts outstanding from customers and those providing security for customers' obligations;

(i)           meeting the requirements to make disclosure under the requirements of any law binding on the Bank or any of its branches; and

(j)           purposes relating thereto.

Without prejudice to the foregoing, it is acknowledged that the Bank has or may outsource certain operations and processing functions to its head office or other overseas branches of the Bank and I/we accordingly consent to the use of my/our data by such parties for such purpose. I/We further acknowledge that, as a result of the aforementioned outsourcing arrangement, overseas regulatory authorities may have access to my/our data. The Bank will ensure that the recipients of client data will adhere to confidentiality undertakings in order to safeguard the confidentiality and security of my/our data at all times.

12.3           Subject as provided in these terms and conditions, the Bank shall not disclose to third persons without my/our consent (express or implied) the state of any account or any transaction with the Bank or any information relating to me/us acquired through the keeping of any account or otherwise arising during the course of the provision of any service or facility by the Bank to me/us, provided that such disclosure may be made if the Bank is compelled to do so under the provisions of any law or regulation, official directive or court order in Hong Kong or elsewhere or if the circumstances give rise to a public duty of disclosure or the Bank reasonably considers that the protection of the Bank's interests so requires disclosure.

12.4           Without prejudice to the above, I/we hereby authorise the Bank and any person who has obtained my/our personal and/or account information or records from the Bank to disclose such information to:

(a)           any agent, contractor or third party service provider who provides administrative, telecommunications, computer, payment or securities clearing or other services to the Bank in connection with the operation of its business, including, but not limited to (A) debt collection agencies, (B) computer firms to which the processing of personal information is to be, or may be, outsourced and (C) credit reference agencies;

(b)           any other branch of the Bank;

(c)           any other person under a duty of confidentiality to the Bank including a group company of the Bank which has undertaken to keep such information confidential;

(d)           any financial institution with which the customer has or proposes to have dealings; and

(e)           any actual or proposed assignee of the Bank or participant or sub-participant or transferee of the Bank's rights in respect of the customer.

12.5           I am/We are aware of my/our rights and obligations under the Persona! Data (Privacy) Ordinance and acknowledge and agree that it is necessary for me/us to supply the Bank with personal information ("Data") in connection with the opening and/or continuation of accounts and the establishment and/or continuation of banking facilities or services. I am/We are also aware that I/we:

(a)           have the right to check whether the Bank holds data about me/us and the right of access to such data;

(b)           have the right to require the Bank to correct any data relating to me/us which is inaccurate; and

(c)           have the right to ascertain the Bank's policies and practices in relation to data and to be informed of the kind of personal data held by the Bank.

12.6           The Data will be used for considering my/our request and subject to the Bank agreeing to provide such service, the Data and details and all information relating to transactions or dealings with the Bank will be used in connection with the provision of such service to me/us. The Bank will use, store, disclose, transfer (whether within or outside Hong Kong) and/or exchange the Data, details and information to or with all such persons as the Bank may consider necessary, including without limitation the Bank and/or any of the Bank's branches or subsidiaries (whether within or outside Hong Kong) (the “ING Group") for any and all purposes in connection with such service and/or in connection with matching for whatever purpose (whether or not with a view to taking any adverse action against me/us) the Data with other personal data concerning me/us in the Bank's possession and/or for the purpose of promoting, improving and furthering the provision of other financial services by the Bank and any other member of the ING Group to me/us generally, and/or any other purposes, and to such persons as may be in accordance with the Bank's general policy on disclosure of personal data as set out in any statements, circulars, notices or other terms and conditions made available by the Bank to me/us from time to time.

12.7           I/We have the right to request access to and correction of any of the Data or to request without charge the Data not to be used for direct marketing purposes. Any request may be made in writing and addressed to the Data Protection Officer, 39/F One International Finance Centre, 1 Harbour View Street, Central, Hong Kong (Facsimile No.281 04412). The Bank will comply with such request (and may charge a reasonable fee for processing and data access request) unless the Bank may be or is required to refuse to do so under the applicable law and regulations.

13.           Default Interest

Interest will be charged on the daily balance of any amount outstanding from me/us at such intervals or rates and payable at such times as the Bank may specify from time to time. Overdue sums will carry interest at the Bank's customary default rate and shall be compounded according to normal banking practice at the Bank's discretion.

14.           Miscellaneous

14.1           The terms "I", "my", "mine", "me", "us" and "our" when used in these terms and conditions, refer to the customer of the Bank, being holder of the accounts maintained with the Bank and shall include one or more individuals, anyone or more holders of a joint account (and in relation to any such account, the liabilities shall be joint and several), sole proprietorship, partnership, corporation and unincorporated association or body, in each case, as the context may require.

14.2           These terms and conditions shall be binding on me/us and my/our estate, personal representatives, trustee in bankruptcy, receiver, liquidator or other successor. If we are a partnership, these terms and conditions shall apply notwithstanding any change in our membership by death, bankruptcy, retirement, receivership or winding-up or of any partner(s) or the admission of any new partner(s).

14.3           References to the Bank shall include its successors and assigns.

14.4           The singular or plural (and in relation to any such account, my liabilities shall be joint and several) shall each include the other and words imposing a gender shall include every gender unless otherwise indicated.

14.5           Any provision contained herein which is illegal, void, prohibited or unenforceable in any jurisdiction shall be ineffective only to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such illegality, voidness, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void or unenforceable any such provision in any other jurisdiction.

15.           Facsimile / Telephone / E-mail Instructions

15.1           We have requested and authorised the Bank to use facsimile, telephone and/or e-mail as a medium for giving instructions from me/us to the Bank relating to the mandate(s) or other agreement(s) between me/us and the Bank governing the operation of my/our account(s) or credit or other banking arrangements with the Bank.

15.2           Any telephone I e-mail orders and instructions given or purportedly given by my/our authorised signatories ("Authorised Signatories") pursuant to the account mandate maintained with the Bank from time to time on my/our behalf or any facsimile signed by me/us or my/our Authorised Signatories on my/our behalf shall be deemed to be given with the full authority and approval and shall be a sufficient authority to the Bank and conclusively binding on me/us, irrespective of whether such orders or instructions are subsequently confirmed by writing.

15.3           The Bank shall be under no responsibility whatsoever to verify the authenticity or otherwise of any orders or instructions given to the Bank in the aforesaid manner. I/We accept full responsibility and liability for all consequences of the acceptance and execution of such orders and instructions. In particular, the Bank shall not be liable for any loss which I/we may suffer if the Bank acts on the telephone / e-mail instructions of a person other than the person authorised hereunder or if the Bank acts on instructions transmitted by facsimile upon which any of the signatures has been forged or is otherwise unauthorised but which the Bank believes, in relation to such person, to be one of those authorised or, in relation to such signatures, genuine or authorised.

15.4           The use of facsimile, telephone and/or e-mail as a means of communication to the Bank for giving instructions shall be entirely for my/our risk, except in the case of gross negligence or willful misconduct by the Bank. Should there be any indistinctness, ambiguity or other uncertainty in the contents of any such facsimile/telephone and/or e-mail instructions, the Bank shall be entitled to construe and execute such instructions in the manner in which it has been perceived by the Bank. Accordingly, I/we shall not hold the Bank liable for any loss, damages or claim or any other consequences arising from such construction and subsequent execution of instructions.

15.5           Notwithstanding anything herein contained, the Bank is entitled at any time in its sale and absolute discretion and without giving any reason therefor to decline any facsimile/telephone and/or e-mail orders or instructions given by me/us or my/our authorised signatories. I/We shall not hold the Bank liable for any loss, damage or claim or any other consequence arising as a result of the Bank declining the same.

15.6           In consideration of the Bank agreeing to accept and execute the facsimile/telephone and/or e-mail orders and instructions as aforesaid, I/we hereby agrees to indemnify and keep the Bank fully indemnified from and against all actions, proceedings, claims, demands, liabilities, damages, losses, costs or expenses of whatever nature which the Bank and/or its agents or employees may directly or indirectly suffer, incur or sustain by reason of its acting in accordance with the request and authority hereinbefore contained subject to the terms and conditions herein including, without limitation, the terms set out in clauses 15.4 and 15.5 hereof.

15.7           Insofar as no deviation thereof has been agreed upon in this Agreement, it shall be subject to the General Agreement by Customer(s) of which the Client has executed and as amended from time to time.

15.8           The request and authority and the indemnity hereinbefore contained shall remain in full force unless and until notice of revocation thereof in writing duly signed by or on my/our behalf is received by the Bank and the Bank has had a reasonable time to act upon the notice of revocation. Such revocation shall not release me/us from any liability hereunder in respect of any act performed by the Bank in accordance with the terms of this Agreement prior to the expiry of such time.

16.           Law and Jurisdiction

16.1           These terms and conditions are governed by the law in effect from time to time in Hong Kong Special Administrative Region.

16.2           I/We hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Special Administrative Region courts.

17.           Assignment and Transfer
The Bank may novate, assign and/or transfer in whole or in part its rights and/or obligations under these terms and conditions, any related agreements or any related security documents to other lending institutions or persons or change its fending office without further consent of me/us or other parties.

Dated this 8 day of Dec 2009
For and behalf of Armco & Metawise (H.K.) Limited
Authorized Signature(s)
/s/ Yao Kexuan

General Agreement By Customer(s)
To: ING Bank N.V.
Hong Kong Branch

In consideration of ING Bank N.V, (hereinafter called “ING BANK", which expression shall include its successors and assigns) agreeing to open or to continue my/our account(s) of whatsoever nature of from time to time making or continuing advances to me/us or negotiating on my/our behalf bills of exchange and/or invoices or other documents representing or relating to goods or opening or establishing at my/our request such documentary or other credits as ING BANK may think fit or providing other banking services and accommodation for me/us or any of us or for such other person, firm or company at my/our request as ING BANK may think fit, I/we hereby agree and undertake with INO BANK as follows:-

Payment

1. (a)            All moneys, obligations and liabilities whether past, present or future, actual or contingent, primary or collateral, joint or several, now or at any time hereafter due, owing or incurred to ING BANK anywhere from or by me/ us in any manner whatsoever in respect of any of the facilities made available by ING BANK for me/us or transactions undertaken by ING BANK for me/us as aforesaid on any account whatsoever (whether alone or jointly with any other person or persons and in whatever style, name or form and whether as principal or surety) including but not limited to the amount of any acceptance or other credits or advances and of any cheques notes or bills from time to time made accepted endorsed discounted or paid and of any liability under guarantees indemnities or other securities whatsoever incurred by ING BANK for or at my/our request shall be repaid by me/us immediately on demand by ING BANK together with interest thereon from date of demand to date of repayment at such rates and upon such terms as ING BANK may from time to time at its sale and absolute discretion determine, commissions, fees and other charges and all expenses (including legal and other costs on a full indemnity basis) however incurred by ING BANK in relation to me/us or anyone or more of my/our accounts or the preparation of or the enforcement of any guarantees or security now or hereafter held by ING BANK for any moneys, obligations or liabilities as aforesaid.

(b)           ING BANK shall cease to be under any further commitment to me/us and all term loans and other moneys obligations and liabilities hereby secured not otherwise so repayable shall become payable on demand and cash cover shall be provided on demand for all contingent liabilities on the occurrence of any of the following events of default, namely:-

(i)           if I/we fail to pay any money from time to time due to ING BANK on the due date or fail to comply with any provisions contained or incorporated in this Agreement or in any facility form or other agreement with ING BANK or if I in any respect considered by ING BANK to be material, any representation or warranty made to ING BANK by me/any one or more of us proves to be incorrect;

(ii)           if any other loan, debt or other obligation in respect of borrowed moneys (including for this purpose liabilities under acceptance credits, discounting, hire purchase, rental or other financial agreements becomes capable of being declared payable prior to its stated maturity by reason of default by me/us or is not paid when due;

(iii)           if a petition is presented or an order made or a resolution passed for winding up of us I being n limited company or a notice is issued convening a meeting for the purpose of passing any such resolution (save for the purpose of and followed by reconstruction of amalgamation on terms previously approved in writing by ING BANK);

(iv)           if I or anyone or more of us shall die or commit an act of bankruptcy or become of unsound mind or make any general assignment for the benefit of creditors or any bankruptcy petition is filed against me/anyone or more of us;

(v)           if the security for any of my/our liabilities ceases to be in full force and effect or shall become unenforceable or an encumbrancer shall take possession or a Receiver shall be appointed of the whole or any part of my/our undertaking property or assets;

(vi)           if I/we (being a limited company) convene a meeting of or propose or enter into any composition or arrangement with creditors;

(vii)            if any judgment  or order made against me/anyone or more of us is not complied with within seven days or if an execution distress sequestration or other process he levied or enforced upon or sued out against any of my/our property or assets;

(viii)           if I/any one or more of us fail to pay my/our debts as and when they fall due or become or I being a limited company are deemed to be insolvent whether within the meaning of Section 178 of the Companies Ordinance (Cap.:32) or otherwise;

(ix)           if I/we stop payment or cease or threaten to cease to carryon business or any part thereof in the normal course or change the nature or mode of conduct of my/our trading in any respect which ING BANK may consider material;

(x)           if my/our undertaking property or assets or any part thereof from time to time considered by ING BANK to be material is sold disposed of or compulsorily acquired I otherwise than in the normal course of trading or on terms previously approved in writing by ING BANK:

(xi)           if there is any change in the name, constitution and/or composition of the society/firm/partnership carried on by all of us and in the name of which society/firm/partnership an account or accounts of whatsoever nature has/have been opened with ING BANK under and in accordance with the terms and conditions herein provided; and

(xii) if any of the foregoing events occurs in relation to any third party which has guaranteed or provided security for or given an indemnity in respect of any money, obligation or liability hereby secured.

Interests and Commissions

2.           I/we shall pay commissions, interests, fees and charges at such rates as may from time to time be agreed between ING BANK and me/us (or, in default of agreement, at such rates as may be specified in writing by INO BANK) whose decision shall be final and conclusive and be binding on me/us. Interest at such rate or rates as ING BANK may from time to time charge its customers on similar account or accounts shall be payable on the cleared daily balance of the moneys, obligations and liabilities from time to time due owing or incurred by me/us to INO BANK as aforesaid and charged to my/our account monthly in arrears but without prejudice to the right of INO BANK to require payment of such interest and in the event of such interest not being  punctually paid, interest shall be capitalized and compounded with monthly rates in accordance with the usual practice of ING BANK. Interests commissions and fees will accrue from day to day and will be calculated on the basis of the actual number of days elapsed and a 365 day year or such other period as may be appropriate or customary having regarded to the currency (or currencies) in which the relevant facility (or facilities) are made available. Provided always that ING BANK shall have the right at any time or from time to times to charge interest on all moneys, obligations and liabilities due, owing or incurred by me/us to ING BANK as aforesaid at different rates on different accounts maintained by me/us with ING BANK or on different transactions.

3. General Hypothecation

 (a)           All bills of exchange drawn, accepted or endorsed by me/us, all produce and goods, bills of lading, warrants, delivery orders, wharfingers’ or other warehouse keepers certificates or receipts and all documents or title, invoices and like documents (and the produce and goods to which they relate) which are now or may at any time hereafter be (a.) warehoused or stored in the name of ING BANK or its agent or nominee or (b.) received by, deposited or lodged with, transferred to or otherwise held by or pledged to the order or under the control of ING BANK or its agent or nominee (either directly or indirectly whether from or by me/us or anyone or more of us or any other person and whether for safe custody, collection, security or for any specific purpose or generally) shall be held by ING BANK as a continuing security for the moneys, obligations and liabilities referred to in clause 1 above.

(b)           I/we hereby undertake to provide ING BANK with funds:-

(i)           to meet on demand all bills negotiated endorsed or advanced against or purchased by ING BANK for me/us or any one or more of us which may be dishonoured on presentation for acceptance or which may not be paid at the due date therefore according to the original tenor and all liability in respect thereof however arising and non-payment of a bill shall be deemed to have taken place if at that date funds have not been placed at the free disposal of ING BANK for the whole sum due;

(ii)           to reimburse ING BANK for all advances made against documents of title which may not have been duly taken up on presentation;

(iii)           to meet exchange expenses and all interest commission discount and other banker’s charges legal notarial and other costs disbursements and expenses on a full indemnity basis; and

(iv)           to meet all freight warehouse dock transit and other charges the cost of insurance rent and all other costs of and incidental to the produce and goods represented by documents hypothecated to ING BANK hereunder.

(c)           ING BANK is hereby authorized at its absolute discretion without notice to me/us or further consent of any person interested:-

(i)           to insure all produce and goods represented by documents hypothecated to ING BANK hereunder against all insurance risks whether by land sea or air for their full value and recover the full amount from the insurers;

(ii)           to land and store or arrange for the storage of such produce and goods and/or re-ship the same to any other port;

(iii)           to pay all freight warehouse dock transit and other charges the cost of insurance rent and all other costs of and incidental to such produce and goods as ING BANK may from time to time think fit:

(iv)           to pay or retain and charge me/us with such charges for commission as are usual between merchant and correspondent and such interest re-exchange notarial end banking charges as are usually payable in these circumstances;

(v)           to take conditional acceptance of bills of exchange (including acceptances for honour) and/or to extend the due date for payment thereof upon such conditions as ING BANK thinks fit;

(vi)           to accept payment from drawees or acceptors (whether or not the acceptance is conditional before maturity under rebate or discount and on payment to deliver up the relative documents to or to the order of the drawees or acceptors;

(vii)           to accept part payment before maturity and to deliver such proportionate part of the produce and goods held against the same as ING BANK in its absolute discretion thinks fit;

(viii)           to convert into Hong Kong currency by telegraphic remittance or otherwise at the discretion of ING BANK any money received by ING BANK under or by virtue of this agreement and to debit my/our account with all costs charges and lose on exchange thereby incurred; and

(ix)           to debit my/our account with all payments of freight warehouse dock transit end other charges the cost of insurance rent interest and all other expenses incurred hereunder and with all money chargeable to me/us under this Agreement and with the amount of unaccepted or unpaid bills of exchange or of advances against other documents of title for which I/we or any of us are liable to ING BANK or any deficiency arising after realization but so that ING BANK is under no obligation to do any of the foregoing end is not liable for any loss I/we may sustain as a result of ING BANK's delay or failure so to do.

(d)           ING BANK is hereby authorized to sell, assign, transfer, negotiate or otherwise dispose of all or any produce or goods represented by documents hypothecated to ING BANK hereunder or to which they relate without demand for payment or notice or further consent of any person at such time or times in such manner and for such consideration (whether payable or deliverable immediately or by installments) as ING BANK may in its absolute discretion think fit without being under any responsibility to me/us for the price obtained thereby in any of the following events:-
(i)           on default being made in acceptance on presentation or in payment at maturity of any bill of exchange or of any other sums due hereunder;

(ii)           on any drawee or acceptor of any bill (whether conditionally or absolute)suspending payment becoming bankrupt or insolvent Or taking any steps for composition or arrangement with creditors:
(iii)           if I/we fail to repay on demand any money obligation or liability due owing or incurred to ING BANK by me/us or any one or more of us with all interest commission discount and other banker's charges legal and other coats disbursements and expenses;

(iv)           on payment being made by ING BANK which it is authorized to make under this Agreement;

(v)           if and whenever ING BANK considers it desirable having regard to the then market value of the produce or goods that the same should be sold whether or not i/we shall have then become contingently or otherwise liable to ING BANK;

but so that ING BANK is under no obligation so to sell or otherwise dispose and is not liable for any loss I/we may sustain as a result of its delay or failure so to do.

(e)           I/we further undertake to facilitate any such sale or disposal by executing such documents as may from time to time be necessary or desirable to vest the produce or goods in ING BANK or its transferee or to effect delivery of the same as ING BANK may require and by doing all such acts and things as may from time to time be necessary or expedient. ING BANK is authorized to execute and sign any such document as my/our agent and to do any such act or thing on my/our behalf. I/we declare that the produce and goods are free from any other hypothecation pledge charge or encumbrance of any kind.

(f)           After deduction of all expenses charges and commissions the net proceeds of the sa1e or other disposition of the produce and goods shall be applied at ING BANK absolute discretion in discharge or reduction of any actual or contingent debt obligation or liability due and owing to ING BANK by me/us or any one or more of us and any surplus shall (subject to the provisions of this Agreement) be at my/our disposa1. Any statement of account rendered to me/us by ING BANK shall be sufficient proof of the sale or other disposal of any produce or goods hereunder and of my/our deficiency resulting therefrom and shall for all purposes be conclusive between me/us and ING BANK.

(g)           I/we hereby undertake that the produce end good. represented by documents hypothecated to ING BANK will be kept insured in their full value against all insurable risks including fire and need and all policies whether effected by ING BANK or not are to be treated as part of ING BANK's security. Should any claim arise under any insurance ING BANK is hereby irrevocably authorized to recover the full amount thereof from the insurers and to give a valid receipt on my/our behalf and to charge the same commission on the proceeds as an a sale of the produce or goods and to apply such proceeds as if the same represented proceeds of sale of any produce or goods sold by ING BANK under the power contained above. I/we hereby undertake to assign to ING BANK all the relevant policies of insurance for that purpose and to deliver them to ING BANK on demand and in the case of loss or damage to the produce or goods howsoever caused to pay over to ING BANK all sums received by me/us or any of us in respect of such insurance end make up my deficiency which may result in the amount of any moneys due to ING BANK and pending payment I/we shall hold all such sums in trust for ING BANK.

(h)           The holding by ING BANK of any additional guarantees or securities is not to prejudice the rights of ING BANK on any bills in case of dishonour nor shall any recourse or proceedings taken thereon or ING BANK giving time or granting any indulgence or making any arrangement or composition affect ING BANK's title to any security or my/our liability.

(i)           ING BANK shall not be liable for default by any insurer warehouse keeper broker auctioneer agent carrier captain or other officer of any ship or craft or other person employed in the insurance sale disposal storage shipment or carriage of any produce or goods or for any other purpose connected therewith nor for any deficiency in the quality or value of any produce or goods nor for the stoppage or detention thereof by the shipper or any other person whomsoever nor for loss on exchange rates or any loss damage or delay however caused.

4. Share and other Securities

 (a)           All stock, shares, certificates of deposit, bonds, notes and debenture stock certificates and other securities (whether marketable or not) which may from time to time be lodged with or held by ING BANK or transferred to ING BANK or its nominee or registered In the name of ING BANK or its nominee (whether for safe custody, security or for any other purpose) together with any substituted securities and. all dividends or interest thereon paid or payable after the date or this Agreement and all other money or rights accruing thereto or offered by way of redemption bonus option or otherwise (all of which are herein all or included in the expression “Securities”) shall be charged to ING BANK as a continuing security tor the payment and discharge of all the moneys, obligations and liabilities referred to in clause 1 above but so that ING BANK shall not in any circumstances in incur any liability whatsoever in respect of any calls installments or other payments.

(b)           l/we shall upon demand deposit with ING BANK and ING BANK shall be entitled to retain (i) all stock and share certificates and documents of title relating to the Securities and (ii) all the relevant instruments of transfers of the Securities duly completed in favour of ING BANK or otherwise as ING BANK may direct and such other documents as ING BANK may from time to time require for perfecting its title to the Securities or for enabling it to vest the same in itself or its nominee or in any purchaser to the intent that ING BANK may at any time thereafter if it shall consider it prudent so to do present them for registration without notice to me/us.

(c)           At any time after ING BANK shall have demanded payment or discharge of any money obligation or liability hereby secured (or if requested by me/any one or more of us):-

(i)           ING BANK and any nominee or ING BANK wheresoevor situate any exercise without further notice in respect or all or any of the Securities all the powers conferred upon mortgagee. By the Law of Property Act 1925 of the United Kingdom as hereby varied or extended as if the provisions thereof were incorporated in extensor in this Agreement (save that the restrictions imposed by Sections 93 and 103 of the said Law of Property Act 1925 shall not apply) and nothing that shall be done by or on behalf of ING BANK shall render it liable to account as a mortgagee in possession for any sums other than actual receipt; and

(ii)           any dividends interest or other payments which may be received or receivab1e by ING BANK  or by a nominee in respect or any of the Securities may be applied by ING BANK as though they were proceeds of sale.

(d)           Until ING BANK shall have made demand as provided in Sub-clause 4(c) above:-

(i)           ING BANK will hold all interest and dividends paid on end received by it in respect or the securities for my/our account and will pay such interest and dividends to me/us upon being called upon to do so by me/any one of us; and
(ii)           ING BANK will exercise all voting and other rights and powers attached to the Securities as I/we may from time to time in writing direct.

(e)           ING BANK and its nominee at the discretion of ING BANK may exercise in my/our name or otherwise at any time whether before or after demand for payment and without any further consent or authority on my/our part in respect of the Securities any voting rights and all powers given to trustees by Sections 11 (4) end 11 (6) of the Trustee Ordinance (Cap.29) in respect of securities or property subject to a trust and any power or rights which may be exercisable by the person in whose name the Securities are registered but such power shall be exercised subject to the provisions or sub-clause 4 (d) above.

(f)            I/we hereby warrant to ING BANK that I/we am/are the beneficial owner of and have a good right to deposit and transfer the securities and the same are fully paid up and are free from any lien charge or encumbrance of any kind.

(g)           I/we hereby undertake to pay all calls or other installments and make all other payments in respect of the Securities and If I/we default in so doing ING BANK may if it thinks fit make such payments an my/our behalf. Any sums so paid by ING BANK shall be repayable by me/us to ING BANK on demand and pending such repayment shall be a charge on the Securities.

(h)           I/we hereby undertake to maintain the value of the Securities at a sum equal to the moneys, obligations and liabilities from time to time by this Agreement with such margin as  may from time to time he specified in writing by ING BANK and to pay all calls installments or other payments if any) in respect of the Securities as and when the same from time to time become due.

5. Documentary Credits

(a)           All documentary credits opened at my/our request by ING BANK (hereinafter collectively referred to as "the Credits" shall be subject to the Securities Customs and Practice for Documentary Credits (1993 Revision) of the International Chamber of Commerce (or any modification or amendment thereof for the time being In force), the provisions of which sha1l be deemed to be incorporated in this Agreement as if the same were set out in extenso herein.

(b)           Except insofar as ING BANK receives from me/us instructions in writing to the contrary we agree that part shipments may be made under the Credits and ING BANK and/or its agents may honour the relative drafts and if the Credits specify shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent instalments may nevertheless be made in their respective designated period and ING BANK and/or its agents may honour the relative drafts.

(c)           I/we agree that in the event of any extension of time for presentation of drafts, acceptances or documents or any other modification of the terms of the Credits at my/our request with or without modification to the others or in the event of any increase in the amount of the Credits at my/our request, this Agreement shall he binding upon me/us with regard to the Credits so increased or otherwise modified, with regard to drafts, documents and property covered thereby and with regard to any action taken by ING BANK and/or its agents in accordance with such extensions, increase or other modifications..

(d)           The beneficiaries of the Credits sha1l be deemed to be my/our agents and I/we assume all risks of their acts or omissions. Neither ING BANK nor its agents shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods or property (hereinafter collectively referred to "the property") the subject of the Credits purporting to he represented by the relative documents for any difference in character, quality, quantity, condition or value of the property from that expressed in such documents, for the validity, sufficiency or genuineness of documents even if such documents .should in fact prove to be in any or all parts invalid, insufficient, fraudulent or forged for the time, place or manner in which shipment is made for partial or incomplete shipment or failure or omission to ship any or all of the property, for the character, adequacy, validity or genuineness or any insurance for the solvency or responsibility of any insurer, or for any other risk connected with insurance, for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof, for the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property, for delay in arrival or failure to arrive of either the property or any of the documents relating thereto, for delay in arrival or failure to give notice of arrival or any other notice for any breach of contract between the shippers or vendors and me/us, for failure of any draft to bear any reference or adequate reference to the relevant Credits or failure of documents to accompany any draft at negotiation or failure of any person to send forward documents apart from drafts as required by the terms or the Credits each of which provisions if contained in the Credits itself may be waived by ING BANK, or for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise nor shall ING BANK be responsible for any error, neglect or default of any of its agents and none of the above shall affect or prevent the vesting of any of ING BANK's rights or powers hereunder. I/we further agree that any action taken by or omitted to be taken by ING BANK or by any of its agents and/or in connection with the Credits or the relative drafts, documents or the property shall be binding on me/us and shall not put ING BANK or any of its agents under any resulting liability to me/us.

(e)           I/we agree to procure promptly any necessary import and export or other licenses for the import or export of shipping of the property and to comply with all foreign and domestic governmental regulations in regard to the shipment of the property or the licensing thereof and to furnish such certificates in that respect as ING BANK may at any time require.

(f)           Without prejudice to the provisions of sub-clauses 5(i) and 6(a) below, if at my/our request ING BANK or any of its agents or correspondents countersigns or issues any guarantee or indemnity covering discrepancies between the documents actually presented under the terms of the Credits and the relative terms or such Credits I/we hereby unconditionally and irrevocably agree:-

(i)           to pay to ING BANK forthwith on demand all moneys and liabilities whatsoever which may be claimed or demanded from ING BANK and/or its agents and/or its correspondents or which ING BANK and/or its agents and/or its correspondents may be called to pay or shall pay or incur by reason of having countersigned or issued such guarantee or indemnity; and

(ii)           to indemnify and keep ING BANK fully indemnified from and against all actions, claims, demands, liabilities, damages, losses, costs and expenses of whatever nature that may be incurred, suffered, sustained or paid by ING BANK and/or its agents and/or its correspondents in connection with or arising out of such guarantee or indemnity or by reason of ING BANK having negotiated bill(s) notwithstanding the discrepancies in the documents.

(g)           If ING BANK makes any payment at my/our request in negotiating or purchasing from me/any one or more of us or any other person any document or draft in respect of a letter of credit or an authority to pay and discrepancies exist between any document or draft presented to ING BANK and the terms of the applicable letter of credit or authority to pay I/we agree to refund to ING BANK on demand, irrespectively of when such discrepancies are discovered, all moneys paid by ING BANK in respect of such document or draft and, without prejudice to the provisions of clause 5(i) and 6(a) below, I/we shall indemnify and hold ING BANK fully indemnified from and against all actions, claims, demands, liabilities losses, damages, costs and expenses or whatever nature which may result or which ING BANK may suffer incur or sustain in connection with or arising out of ING BANK’s action in making such payment as aforesaid. I/we further agree that ING BANK shall not be liable for any loss damage expense or delay howsoever caused, whether or not due to the negligence or default of ING BANK or its officers or correspondents, in repeat of any negotiation or purchase of documents or drafts as aforesaid including in particular, but without limiting the generality of the foregoing, any loss resulting from payment of a bill or draft being effected in a currency other than that in which it is drawn by reason of exchange control restrictions or other direction of a governmental or other authority or suspension of or interference with the means to effect transmission of the relevant payment.

If ING BANK or its agent or correspondent considers in its discretion that it would be inadvisable to deliver up the shipping or other documents upon acceptance of any bill of exchange or draft. drawn or endorsed by me/ anyone or more of us, INO BANK and its agent and correspondent are hereby authorized to deliver up such documents as aforesaid only upon payment of the relevant bill of exchange or draft notwithstanding that such procedure may be contrary to me/our previous instructions.

(i)           Without prejudice to the provision sub-clause 5(f) above and sub clause 6(s) below, if ING BANK countersigns letters of guarantee or letters of indemnity covering the release of goods without production to the shipping companies and/or their agents and/or forwarding agents of the relevant bill of lading or other documents of title, I/we shall indemnity and hold ING BANK harmless from and against any and all consequence which may arise or result therefrom. I/we further undertake that we shall use my/our best endeavors to obtain the bills of lading and/or other documents of title to the said goods or produce and that upon their receipt I/we shall procure the absolute and unconditional release of ING BANK from the guarantee or indemnity and return the relevant documents to ING BANK for cancellation, I/we further authorize ING BANK to endorse In my/our name(s) all relative bills of lading so that such bills of lading may be delivered direct by ING BANK to the shipping companies and /or their agents and/or forwarding agents aforesaid and in order to give effect to this, in the case of shipments under letters of credit, I/we undertake to disregard all discrepancies (if any) between the shipping documents received and those called for by the relative letter of credit and to accept all such shipping documents as if they were all the documents end the only documents called for by the relative letter(s) of credit.

(j)           Where ING BANK makes any collection on any of my/our document or documents and drafts upon .my/our request, I/we agree that if credit has been given by ING BANK for any such document or documents and drafts such credit is conditional and is subject to collection and receipt by ING BANK of full payment of such document or documents and drafts and in the absence of such collection and receipt by ING BANK. I/we agree, upon ING BANK's demand to reimburse ING BANK for the amount so advanced. I/we further agree that in receiving any items for deposit or collection INO BANK assumes no responsibility beyond the exercise of due care. All items which are credited are so credited subject to actual payment in cash and ING BANK will not be liable in any way whatsoever for the fault or negligible of its duly selected correspondents for any losses in transit and each such correspondent shall not be liable except for its own negligence. ING BANK and any of its agents may accept a draft or credit as conditional payment In lieu of cash settlement of any obligation but my/our obligation to ING BANK will not be discharged until ING BANK has duly received payment on such draft or credit.

(k) Except as otherwise specifically provided, collections are subject to the Uniform Rules for Collections (1995 Revision) or the International Chamber of Commerce (or any modification or amendment thereof for the time being in force).

6. Counter – Indemnity

(a)           I/we hereby unconditionally and irrevocably agree to counter-indemnity and keep ING BANK fully indemnified from and against all action claims demand liabilities losses damages costs and expenses of whatsoever nature which may result or which ING BANK may suffer incur or sustain in connection with or arising in any way whatsoever as a consequence of ING BANK at my/our request or on my/our behalf giving any guarantee or Indemnity or opening any documentary or other credit or otherwise incurring or assuming any obligation (hereinafter collectively referred to as "the Guarantees") and to pay to ING BANK forthwith all moneys and liabilities whatsoever which may from time to time be claimed or demanded from ING BANK or which ING BANK shall pay or become liable to pay or suffer or incur under or by reason of or in connection with the Guarantees,

(b)           I/we hereby irrevocably authorize ING BANK without making prior demand to debit my account/the account of anyone or more of us with any moneys from time to time payable hereunder- and in the event of a debit balance resulting to charge interest thereon to date of repayment (notwithstanding any demand or any judgment obtained by the Bank or any other matter whatsoever at such rate as may from time to time be payable on such account in accordance with clause 2 above.

(c)           I/we hereby irrevocably authorize ING BANK to pay immediately any amounts demanded from ING BANK or which ING BANK from time to time becomes liable to pay under or by reason of the Guarantees without any reference to or further authority from me/us and without being under any duty to enquire whether any claims or demands on ING BANK are properly made notwithstanding that I/any of us may dispute the validity of any such claim, or demand and I/we shall accept any claim or demand on ING BANK as conclusive evidence that ING BANK was liable to pay and any payment which ING BANK makes purporting to be in accordance with the Guarantees are binding upon me/us.

(d)           I/we agree that any step taken by ING BANK in good faith under or in connection with the Guarantees shall be binding on me/us and shall not place ING BANK under any liability to me/us.

(e)           I/we further agree that ING BANK may at any time without prior reference to me/us determine the Guarantees or any of them or reduce the liability of ING BANK thereunder.

(f)           This counter indemnity shall not be in any way discharged or diminished nor shall the liability of me/any of us be affected by reason or any other indemnity assurance guarantee lien bill note mortgage security payment or other rights being or becoming wholly or in part invalid defective or unenforceable or otherwise failing to be perfected or enforced or being avoided on any ground whatsoever or by reason of ING BANK from time to time without the knowledge or consent of me/us varying releasing or releasing any of the same or granting any time indulgence or concession or compounding with any person or concurring in accepting or varying any compromise arrangement or settlement or omitting to claim or enforce payment or determining varying reducing or extending the terms of the Guarantees or any of them or by anything done or omitted which but for this provision might operate to exonerate me/us.

(g)           I/we waive all rights of subrogation and agree not to claim any set-off or counter claim against any other person liable or to claim or prove in competition with ING BANK in the event of the insolvency of any such person or to have the benefit of or share in any indemnity guarantee or security now or hereafter held by ING BANK until ING BANK has been fully indemnified against all matters referred to sub-clause 6(a) above. Any security now or hereafter by or for me/any one or more of us which extends to any liability hereunder and all moneys at any time received in respect thereof shall be held in trust for ING BANK as security for my/our obligations hereunder. Money received by virtue or this counter -indemnity may be placed to the credit of a non-interest bearing suspense account with a view to preserving ING BANK's rights to prove for the whole of its claim against any other person liable.

7. Set-Off

ING BANK may at any time without notice notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any of my/our then existing accounts (whether current deposit loan or of any other nature whatsoever and whether Subject to notice or not) and set-off or transfer any sum standing to the credit of anyone or more of such accounts wheresoever situated in or towards satisfaction of any of my/our liabilities to ING BANK on any other account or in any other respect whatsoever whether such liability be past, present or future actual or contingent primary or collateral and several or join. Where such combination set-off or transfer requires the conversion of one currency into another such conversion shall be calculated at the spot rate of exchange (as conclusively determined by ING BANK) at the time of the combination set-off or transfer.

8. Currency Indemnification

(a)           If for the purpose of obtaining judgment in any court in any country it becomes necessary under the law of such country to convert into a currency (hereinafter referred to as the “Judgment Currency") other than Hang Kong dollars or other currency in which my/our obligations under this Agreement are expressed to be payable (hereinafter referred to as the "Agreed Currency") an amount due in the Agreed Currency under or pursuant to this Agreement then the conversion shall be made, in the sole and absolute discretion of ING BANK, at the rate of exchange prevailing either on the data or default or an the day before the day on which judgment is given.

(b)           If there is a change in the rate of exchange prevailing between the date as of which conversion is made for the purpose of any ouch judgment and the data of payment of the amount due I/we will pay such additional amounts as may be necessary to ensure that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement in the Agreed Currency.

(c)           My amount due from me/us under this Clause 8 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

(d)           The term "rate of exchange" in this Clause 8 means the spot rate at which ING BANK in accordance with its normal practice is able on the relevant date to purchase the Agreed Currency with the Judgment Currency and includes any premium and costs of exchange payable in connection with such purchase.

9. Continuing Security

(a)           The security constituted by this Agreement shall be a continuing security in respect of all moneys, obligations and liabilities whether past, present or future, actual or contingent, primary or collateral, joint or several now or at any time hereafter due, owing or incurred to ING BANK and shall not cease to be in force by reason that I/we may not be indebted to ING BANK at some time or times after its execution and notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge or otherwise prejudice or affect the security created by any deposit of document or any guarantee 1ien pledge bill note mortgage or other security now or hereafter held by ING BANK or any right or remedy of ING BANK in respect of the same and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by ING BANK now or hereafter dealing with exchanging releasing modifying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable. Any change in the constitution of ING BANK or the authorized signatories to this agreement shall neither affect the validity of nor discharge this agreement.

(b)           All moneys received by ING BANK from me/any one or more of us or any other person may be applied by ING BANK to such account or liability of mine/ours as ING BANK in its absolute discretion may from time to time conclusively determine.

10. Execution of documents, power of attorney

(a)           I/we shall if end whenever so required by ING BANK execute such further legal or other mortgages charges or assignments as ING BANK shall require over all or any of the Securities (including any substituted securities and any vendor’s lien) and/or any produce or goods hypothecated to ING BANK pursuant to this Agreement and any other transfers or documents ING BANK may from time to time require for perfecting its title to the same or for vesting or enabling it to vast the same in itself or its nominee or in any purchaser to secure all moneys obligations and liabilities hereby covenanted to be paid or otherwise hereby secured such further mortgage charges or assignments to be prepared by or on behalf of ING BANK at my/our cost and to contain an immediate power of sale without notice and such other provisions for the benefit of ING BANK as ING BANK may reasonably require.

(b)           I/We by way of security hereby irrevocably appoint ING BANK and the persona deriving title under it jointly and also severally to be my/our Attorney to insert the name of ING BANK or its nominees or of any purchaser or to make any other alteration or addition in any transfers or other documents which ING BANK may require for perfecting its title to or for vesting the Securities or any documents aforesaid relating to any produce and goods from time to lime hypothecated to ING BANK pursuant to this Agreement in ING BANK or its nominee or in any purchaser and to make any alteration or addition to the Securities comprised therein or any such documents aforesaid or any other alteration or addition thereto and to re-delivered the same thereafter and otherwise generally for it and in its name and an its beha1f and as its act and deed or otherwise to execute seal and deliver and otherwise perfect or do any such transfer of or other documents and any legal or other mortgage charge or assignment over the Securities or any such documents aforesaid required by ING BANK and all such deeds assurances agreements instruments acts and things which may be required for the full exercise of all or any of the powers hereby conferred or which may be deemed proper on or in connection with any sale or disposition of any of the Securities or of any of the produce and goods represented by the documents aforesaid by ING BANK or its nominees or any of the purposes aforesaid and the appointment shall operate as a general power of attorney made under the Powers of Attorney Ordinance

(Cap.8I). I/We hereby ratify and confirm and agree to ratify and confirm any instrument act or thing which any such attorney may execute or do.

(c)           ING BANK shall have the right to require me/us to transfer all or any of the Securities or all or any or the other documents from time to time held by or indorsed to ING BANK hereunder to such nominees or agents wheresoever’s situated as ING BANK may select and to hold all or any or such Securities or other documents aforesaid in any branch of ING BANK or with any correspondents or other agents whether in Hong Kong or overseas and all the Securities and other such documents shall be held at my/our expanse risk and responsibility.

11. Waivers Remedies

(a)           Any waiver by ING BANK of any event of default or any breech of any of the warranties covenants terms or conditions contained heroin or other relaxation or indulgence wanted at any time by ING BANK to me/any one or more of us shall without any express reservation to that affect by ING BANK be deemed to be without prejudice to and shall not affect the exercise at any time thereafter by ING BANK of all or any of its rights and remedies hereunder as though no such waiver had been mode or relaxation or indulgence granted.

(b)           No failure or delay on the part of ING BANK to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by ING BANK of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

12. Non Responsibility

(a)           ING BANK shall not be responsible for any loss or damage or depreciation or diminution in value of any of the goods and produce from time to time hypothecated to ING BANK hereunder or of any of the Securities or any other document from time to time lodged with ING BANK or its agent or nominee (whether for safe custody security or otherwise).

(b)           If owing to exchange control restrictions or other circumstances beyond the control of NG BANK the payment of a bill or other instrument on my/our account is effected in a currency other than that in which it is drawn or expressed to be payable ING BANK shall not be responsible for any foreign exchange loss which arises as a result thereof.

13. Information

I/We undertake to deliver to ING BANK such financial or other information concerning my/our affairs, audited by auditors satisfactory to ING BANK as ING BANK may from time to time reasonably require and in particular but without limiting the generality of the foregoing, I/we undertake to notify ING BANK forthwith of any change in the character, extent or nature of my/our business.

14.           Joint and Several Liability

Where there is more than one of the undersigned the obligation and undertakings herein contained are joint and several and shall be construed accordingly and none of the undersigned shall be entitled to any of the rights or remedies legal or equitable of a surety as regards the liabilities of the others of them. Each of the undersigned agrees and consents to be bound by this Agreement notwithstanding that any others who were intended to sign or to be bound by these presents may not do so or be effectually bound hereby and notwithstanding that this Agreement may be invalid or unenforceable against anyone or more of the undersigned whether or not the deficiency is known to ING BANK. ING BANK shall be at liberty to release compound with or otherwise vary or agree to vary the liability of, or to grant time or indulgence to, or make other arrangements with, anyone or more of the undersigned without prejudicing or affecting its rights and remedies against the other or others. Where this Agreement is signed on behalf of a firm, all agreements undertakings and liabilities shall be binding both on the present partners and on the persons from time to time carrying on business in the name of such firm or under the name in which the business of such firm may from time to time be continued.

15.           Notice

Any notice or demand for payment by ING BANK hereunder shall without prejudice to any other effective mode of making the same be deemed to have been sufficiently made hereunder on me/us if sent by post to my/our last known place of business or (in the case of a limited company) its Registered Office and shall be assumed to have reached the addressee within 24 hours of posting and in proving such service it shall be sufficient to prove that the notice or demand was properly addressed and posted. Any such notice or demand or any certificate as to the amount at any time secured hereby shall be conclusive and binding upon me/us if signed by an officer of ING BANK.

16.           Governing Law

This Agreement and all contracts or other transactions arising out of this Agreement shall (unless otherwise expressly provided in such contracts or transactions) be governed by and interpreted in accordance with the laws of Hong Kong and I/we hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Courts.

17.           Interpretation

In this Agreement unless the context otherwise requires, the singular shall include the plural number also and vice versa. Paragraph headings are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

Dated 8 Dec 2009_
SIGNED SEALED AND DELIVERED
by
 /s/ Yao Kexuan
in the presence of
SEALED WITH THE COMMON SEAL OF
Armco & Metawise (UK) Ltd AND SIGNED BY
 Yao Kexuan /s/ Yao Kexuan

for and on behalf of
Armco & Metawise (HK) Ltd
in the presence of :-
Chu Yi /s/ Chu Yi

* N.B. If executed by a limited company, a certified copy of the resolution of the Board of Directors of the company approving the execution of this Agreement (such resolution to be in the Bank's standard form) must be attached hereto.

Assignment of Receivables

Date: 8 Dec 09

ING Bank N.V., Hong Kong Branch
39/ Fl., One International Finance Centre
1 Harbour View Street, Central
Hong Kong

Uncommitted Banking Facilities

In consideration of your agreeing to open any documentary and/or standby letter of credit (each, the "Letter of Credit") and/or to advance any loan (the "Loan") to us and/or to negotiate export bills under export documentary credit (the "Negotiation") for us from time to time as requested by us subject to your General Agreement by Customer(s), General Agreement Relating to Commercial Credits and the terms previously agreed by us and in addition to paying you Letter of Credit commission and/or Loan/Negotiation interest and/or other related bank charges, we hereby assign and transfer to you absolutely and unconditionally, as beneficial owner, all our rights, title and interest to which we are or may become entitled to as seller of Mineral ores & coal (the "Goods") referred to in any letter of credit, DP (document against payment), DA (document against acceptance) or any other document acceptable to you which forms part of any sales transaction (where we are the seller thereof) which is related to or is connected with any Loan and/or any Letter of Credit and/or Negotiation, including our right to receive all and any proceeds of sale of the Goods (provided always that we remain obliged to perform all of our obligations in relation to the sale of the Goods). We agree that after discharging all our obligations related to any Loan and/or Letter of Credit and/or Negotiation, the balance of such sale proceeds, if any, shall be credited to our account with you.

This letter shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

IN WITNESS WHEREOF this Assignment of Receivables has been executed as a deed by Armco & Metawise (HK) Limited and is intended to be and is hereby delivered by Armco & Metawise (HK) Limited as a deed on the date specified above.

1 The COMMON SEAL of
ARMCO & META WISE (HK) LIMITED
was hereunto affixed in the presence of:
/s/ Yao Kexuan
[Director][ Authorised Signatory ]

1 Use this execution block if client has a common seal

Assignment of Receivables

ING
WHOLESALE BANKING

Date: 3 December 2009

Yao Kexuan
c/o Armco & Metawise (HK) Limited
Rm 1407, China Resources Building
26 Harbour Road, Wanchai,
Hong Kong

Guarantee executed in favour of ING Bank N.V., Hong Kong Branch

Dear,

We refer to the guarantee (the "Guarantee") executed by you in favour of ING Bank N.V., Hong Kong Branch ("ING").

Pursuant to the requirements of the Code of Banking Practice, we are writing to inform you of your option to elect whether such Guarantee would remain unlimited or specify a limit on the amount. It is important that you read and understand the Guarantee. You are recommended to obtain independent legal advice as to your obligations under the Guarantee.

In particular, we would like to draw your attention to the following:

•	by executing the Guarantee, you may become liable for the debt of the borrower which is covered under the Guarantee (the "Borrower");

•
your maximum liability under the Guarantee is limited to USD15,OOO,000 which means that you will only be liable for the actual and contingent liabilities of the Borrower owed to ING up to the amount as stated;

•	following a default by the Borrower under the financing arrangement, you would be called upon to honour your obligations under the Guarantee, which shall be payable immediately upon our demand; and

•	your obligations under the Guarantee will only be released upon receipt and retention by ING of all outstanding amounts owed by the Borrower and after a statutory period of six months.

You are strongly advised to obtain the financial information of the Borrower and engage your own financial advisor to give you advice on such financial information before signing this acknowledgement letter.

Kindly sign the enclosed copy of this letter and send it back to us by way of acknowledgement of the foregoing.

Yours sincerely,

For and on behalf of
ING Bank N.V., Hong Kong Branch

Authorized Signatory

Acknowledged by:

Name:
Date: 8 Dec 2009

ING Bank N.V.
39/F, One International Finance Centre,
1 Harbour View Street, Central, Hong Kong
GPO Box 2837

Telephone + 852 2848 8488
Facsimile + 8522877 2627
Swift: INGBHK HH
www.ing.com

ING
WHOLESALE BANKING

Continuing Guarantee

To:           ING Bank N.V.
Hong Kong Branch

In consideration of ING Bank N.V. (hereinafter called "ING BANK") from time to time making or continuing loans or advances to or coming under liabilities or discounting bills for or otherwise giving credit or granting time or affording banking accommodation or facilities to or on account of

Armco & Metawise (H.K ) Ltd

(hereinafter (together or individually) called "the Principal") or any of them I/We

Yao Kexuan

(hereinafter (together or individually) called "the Guarantor") do hereby guarantee or (if more than one) do hereby jointly and severally guarantee, unconditionally and irrevocably, to ING BANK as follows:

1.           The Guarantor will pay to ING BANK on demand all moneys obligations and liabilities whether past, present or future, actual or contingent which are now or may at any time hereafter be or become due, owing or incurred and unpaid to ING BANK anywhere from or by the Principal in any manner whatsoever (whether alone or jointly with any other person and in whatever style name or form and whether as principal or surety) including the amount of any acceptance or other credits or advances and of any cheques, notes or bills made, accepted, endorsed, discounted or paid and of any liability under guarantees, indemnities or other securities whatsoever from time to time issued by ING BANK for or at the request of the Principal together with interest to the date of payment at such rates and upon such terms as may be payable by the Principal (or which would have been so payable but for the liquidation or other incapacity of the Principal) together with commission and other charges and all expenses (including legal and other costs on a full indemnity basis) howsoever incurred by ING BANK in relation to the Principal or the preparation and enforcement of this Guarantee or any other guarantee or security now or hereafter held by ING BANK for any of such moneys, obligations or liabilities or in obtaining or attempting to obtain payment whether from the Principal or otherwise.

2.           This Guarantee shall be a continuing security and shall cover and extend to secure any moneys which shall for the time being constitute the ultimate balance owing from the Principal to ING BANK on each separate account or in any manner whatsoever notwithstanding the bankruptcy, liquidation, incapacity or any change in the constitution of the Principal or the Guarantor (as the case may be) or any settlement of account or other matter whatsoever until determined by not less than six calendar months' notice in writing given to ING BANK by the

Guarantor provided always that notwithstanding determination as to the Guarantor this Guarantee is to remain a continuing security and such notice of determination shall not affect the liability of the Guarantor for amounts owing or obligations or liabilities present or future certain or contingent incurred or arising out of the obligations or liabilities incurred prior to the expiration of such notice but maturing thereafter. In ascertaining the amount of such obligations and liabilities no account shall be taken of any bill, note or cheque or other creditable instrument which shall have been credited to the Principal's account at the expiration of such notice to determine but which is afterwards dishonoured, provided that, in the event of the Guarantor being an individual and dying or coming under a disability, such notice may be given on behalf of the Guarantor, by his legal representative or the committee, receiver.

3.           The obligations of the Guarantor hereunder shall be to make payment to ING BANK, in the currency in which the applicable obligation ought to have been or ought to be discharged by the Principal, strictly in accordance with the terms and provisions of any agreement or agreements, expressed or implied, between ING BANK and the Principal applicable to each respective obligation of the Principal, regardless of any law, regulation or decree, now or hereafter in effect, which affects or might in any manner affect any of such terms or provisions or ING BANK's rights as against the Principal.

4.           ING BANK may at any time without prejudice to this Guarantee and without discharging or in any way affecting the liability of the Guarantor hereunder and without giving notice to the Guarantor or any of them:

(i)           determine, renew, vary or increase any credit or facilities to the Principal or the terms and conditions in respect of any transaction with the Principal whatsoever;.

(ii).            grant to the Principal or to any other person any time indulgence or concession;

(iii)           renew any bills, notes or other negotiable or non-negotiable instruments or securities;

(iv)           vary, realize, exchange, release, modify or abstain from perfecting or enforcing or otherwise deal with, in whole or in part, any security or other guarantee or right which ING BANK may now or hereafter have from or against the Principal or any other person;

(v)           compound with, discharge, release or otherwise vary the liability of the Principal or any other person or Guarantor;

(vi)           make any concession to the Principal or do anything or omit or neglect to do anything which but for this provision might operate to exonerate or discharge the Guarantor from any obligation herein contained; and

(vii)           vary the rate of interest, commission or charge payable by the Principal to ING BANK.

5	(a)
This Guarantee and the liability of the Guarantor hereunder shall not in any way be affected or diminished by reason of any security now or hereafter held by ING BANK in respect of the indebtedness of the Principal being irregular, defective, informal or void or otherwise unenforceable or by the failure of ING BANK to take any security or by any existing or future agreement by ING BANK as to the application of any advance made or to be made to the Principal.

(b)           This Guarantee is to be in addition to and is not to prejudice or be prejudiced by any other security, negotiable instrument or guarantee which ING BANK may now or hereafter hold from the Guarantor or from any other person, firm or company or from or on account of the Principal.

6.           The liability of the Guarantor hereunder shall not be affected by the absence of or by any defective, excessive or irregular exercise of the borrowing powers of the Principal or the irregular or improper purported exercise thereof or the breach or want of authority by any person purporting to act on behalf of the Principal or because ING BANK's rights have become barred by reason of any legal limitation, disability, incapacity or by any other fact or circumstance (whether known or not known to ING BANK or the Guarantor) as a result of which any indebtedness or liability incurred or purported to be incurred by the Principal or by any other person purporting to act on behalf of the Principal is void or unenforceable by ING BANK against the Principal or if for any other reason whatsoever the Principal is not or ceases to be legally liable to discharge any moneys, obligations or liabilities undertaken or purported to be undertaken on behalf of the Principal, it being agreed that in any such case the Guarantor shall be liable to ING BANK as principal debtor (notwithstanding the avoidance or invalidity of any assurance, security or payment on any ground whatsoever including but not limited to avoidance under any enactment relating to liquidation) in respect of that purported obligation, liability or indebtedness as if the same were wholly valid and enforceable and this Guarantee shall be construed as an indemnity for the same amount as that for which the Guarantor would have been liable by way of guarantee had a valid and enforceable indebtedness or liability as between the Principal and ING BANK been incurred. The Guarantor hereby agrees to keep ING BANK fully indemnified against all damages, losses, costs and expenses arising from any failure of the Principal to carry out any such purported obligation.

7.           As between ING BANK and the Guarantor, the Guarantor shall be deemed to be a principal debtor and ING BANK may demand payment hereunder from the Guarantor of any sum for the time being owing from the Principal or payable by, the Principal on demand notwithstanding that no demand may have been made upon the Principal.

8.           The Guarantor hereby warrants that he has not held and will not hereafter without the written consent of ING BANK take or hold on any account whatsoever any security from the Principal and in the event of the Guarantor taking or holding security now or at any time hereafter whether with or without the consent of ING BANK while any money obligation or liability (the payment whereof is hereby guaranteed) remains undischarged any such security and the documents relating thereto shall be forthwith unconditionally pledged or sub-pledged to and deposited with ING BANK to secure the obligation and liability of the Guarantor and if default is made in observing the preceding provisions of this Clause, the Guarantor will hold the same and all moneys Or income at any time received in respect thereof in trust for ING BANK and as security for the liability of the Guarantor to ING BANK.

9.           This Guarantor shall take effect as a guarantee of the whole and every part of the moneys due or owing or payable and to become due or owing or payable as aforesaid and accordingly the Guarantor shall not be entitled as against ING BANK to any right of proof in the bankruptcy, liquidation or insolvency of the Principal or other right of a surety including the right of contribution from any other surety) discharging in whole or in part his liability in respect of the principal debt or to share in any security held or money received by ING BANK on account of the obligations or the Principal unless and until the whole of such moneys shall have first been completely discharged and satisfied or until such moneys shall have been discharged and satisfied in full shall the Guarantor take any step to enforce any right or claim against the Principal in respect of any moneys paid by the Guarantor to ING BANK hereunder or have or exercise any rights as surety in competition with ING BANK. Furthermore, for the purpose of enabling ING BANK to sue the Principal or prove in the bankruptcy, liquidation or insolvency of the Principal for the whole of such moneys as aforesaid, or to preserve intact the liability of any other party, ING BANK may at any time place and keep in a suspense account or a securities - realized account, for such time as ING BANK may think prudent, any moneys received, recovered or released hereunder or under any other guarantee or security to the credit either of the Guarantor or of such other person or transaction (if any) as ING BANK shall think fit, without any intermediate obligation on ING BANK's part to apply the same or any part thereof in or towards the discharge of the moneys as aforesaid, or any intermediate right on the part of the Guarantor to sue the Principal or prove in the bankruptcy, liquidation or insolvency of the Principal in competition with ING BANK or so as to diminish any dividend or other advantage that would or might come to ING BANK, or to treat the liability of the Principal as diminished.

10.           If this Guarantee is determined ING BANK may continue the then existing accounts or open a fresh account or accounts with the Principal notwithstanding such determination and the liability, actual or contingent, of the Guarantor for the amount owing from the Principal at the date when such determination of this Guarantee shall become operative shall remain and shall not in any manner be reduced or affected notwithstanding any subsequent payment into or out of any of such accounts or any transactions whatsoever subsequent to such determination by or on behalf of the Principal.

11.           In respect of the liability of the Guarantor hereunder ING BANK shall have a lien on and be entitled to retain any security or negotiable or non-negotiable instruments or other property whatsoever now or at any time hereafter held by ING BANK on the account of the Guarantor whether for safe custody or otherwise. ING BANK shall further be entitled at any time to set off without giving any notice to the Principal any credit balance in any accounts of the Guarantor with ING BANK (whether current deposit or for a fixed term or otherwise or subject to notice or not) against the liability of the Guarantor to ING BANK hereunder and to apply such moneys as ING BANK may think fit in satisfaction of the said liabilities.

12.           If at the time any demand is made under this Guarantee and any amount shall be due or owing or payable to ING BANK from the Principal in a particular currency(ies) then the obligation of the Guarantor shall be to make payment in such currency(ies) but ING BANK shall be entitled at its discretion to require payment in any other currency(ies) of account at the rate(s) of exchange determined in good faith by ING BANK to be effective at the date of payment, or partly in one way and partly in the other:

13.           It is further agreed by the Guarantor that the Guarantor will indemnify ING BANK against any loss incurred by ING BANK as a result of any judgment or order being given or made for the payment of any amount due hereunder and such judgment or order being expressed in a currency other than that in which such amount is payable by the Guarantor hereunder and as a result of any variation having occurred in rates of exchange between the date as at which such amount is converted into such other currency for the purposes of such judgment or order and the date of actual payment pursuant thereto. The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor and shall apply irrespective of any indulgence granted to the Guarantor from time to time and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

14.           Each payment to be made by the Guarantor hereunder shall be made to ING BANK, in the appropriate currency in accordance with the terms hereof, to the credit of ING BANK's account with such bank or banks located in the country of such currency or by such other method as shall be designated by ING BANK All such payments shall be free and clear of and without deduction or withholding for any tax of any nature now or hereafter imposed by any country or any sub-division or taxing authority thereof or therein or any federation or organization of which such country is a member. If any such payment shall be subject to any such tax or if the Guarantor shall be required to make any such deduction or withholding, the Guarantor shall pay to ING BANK such additional amount as may be necessary to enable ING BANK to receive, after all deductions and withholdings, a net amount equal to the full amount payable hereunder. As used in this clause the term "tax" includes all levies, imposts, duties, charges, fees, deductions, withholdings, turnover tax, transaction tax, stamp tax and any restrictions or conditions resulting in a charge.

15.           Any settlement or discharge between ING BANK and the Guarantor shall be subject to the condition that no security or payment to ING BANK by the Principal or any other person shall be avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or insolvency for the time being in force and if any such security or payment shall be so avoided or reduced ING BANK shall be entitled to recover the value or amount thereof from the Guarantor subsequently just as if such settlement or discharge had not occurred.

16.           Where any security is held by ING BANK for the liability of the Guarantor hereunder ING BANK shall be at liberty in its absolute discretion to retain such security after the repayment of all sums that are or may become due or the discharge to ING BANK of all liabilities from the Principal notwithstanding any release, settlement, discharge or arrangement given or made by ING BANK on or as a consequence of such repayment, until the expiration of any period or periods within which such repayment or discharge could be avoided or reduced and if at any time before the expiration of any such period or periods a petition shall be presented to a competent court for an order for bankruptcy or winding up (as the case may be) of the Principal, or the Principal shall commence to be wound up voluntarily ING BANK shall be at liberty and notwithstanding as before mentioned to continue to retain such security or any part thereof for and during such further period as ING BANK in its absolute discretion shall determine and it is agreed that in such event such security shall be deemed to have been and to have remained held by ING BANK as and by way of security for the payment to ING BANK of all or any Sums which shall or may become due and owing to ING BANK from and by the Guarantor either under and by virtue of the terms and conditions of this Guarantee in the event of and upon or after any avoidance of any conveyance assignment, assurance, security or payment under any provisions or enactments relating to bankruptcy or liquidation or under and by virtue of the provisions of this Guarantee and any demand made by ING BANK pursuant to such provisions.

17.           Any notice or demand made by ING BANK hereunder shall be in writing signed by one of ING BANK's officers and may be served by leaving the same at, or sending it through the post in a prepaid envelope addressed to the company, firm or person on whom the demand is to be made, at the address last known to ING BANK as the registered or principal office, or, as the case may be, place of business or abode of such company firm or person and such demand or notice so served shall be effective (notwithstanding that it may later be returned undelivered) at the time it was so left or, as the case may be, at the expiry of forty-eight hours after it was posted excluding

Saturdays, Sundays, and public holidays. In proving such service it shall be sufficient to prove that the envelope containing the notice or demand was properly addressed, stamped and posted. Any notice or demand served by telex or facsimile shall be effective at time of sending.

18.           A certificate signed by an officer of ING BANK as to the amount at any time due and owing by the Principal shall be conclusive evidence as against the Guarantor of the amount so due and owing in any legal proceedings in all courts of law or elsewhere.

19.           Irrespective of whether the Principal or the Guarantor is a company, individual or partnership, the liability of the Guarantor shall continue in force notwithstanding any change in the constitution of the Principal or the Guarantor and extend to all indebtedness and liabilities incurred after any such change occurs and shall not be affected by the death, bankruptcy or disability of the Principal Or the Guarantor. This Guarantee shall extend to all advances or general banking facilities or other accommodation whether past present or future granted by ING BANK to the Principal notwithstanding its absorption by or amalgamation with any other company or companies and to all advances or general banking facilities or other recommendation from any such absorbing or amalgamating company in like manner as if such absorbing or amalgamating company were named in and referred to herein

20.           In the event of an order being made upon ING BANK under Section 211 of the Companies Ordinance of Hong Kong (Cap. 32) or any statutory modification or re-enactment thereof directing ING BANK to pay any sum to a liquidator of the Principal such sum when paid by ING BANK shall be recoverable from the Guarantor and shall be repaid by the Guarantor on demand in writing by or on behalf of ING BANK and a release, discharge or settlement made or given by ING BANK on the faith of the payment into the account of the Principal with ING BANK of any sum which by virtue of the terms of any such order ING BANK shall be directed to pay to such liquidator shall be treated and accepted by the Guarantor as having been made or given by ING BANK upon the express condition that the same shall be subject and without prejudice to ING BANK's right to recover payment of such sum from the Guarantor as provided herein.

21.           The liability of the Guarantor hereunder shall not be discharged, reduced or affected by any compromise, composition or arrangement sanctioned under Section 20 of the Bankruptcy Ordinance (Cap.6) or Section 166 of the Companies Ordinance (Cap.32) or any statutory modification or re-enactment thereof respectively (whether ING BANK has agreed to such compromise, composition, arrangement or not) and where by virtue of any such compromise, composition or arrangement the liability of the Principal to ING BANK or any part of such liability is transferred to any other company, this Guarantee shall take effect as if the expression "the Principal" includes such other company. Where by virtue of any agreement with the Principal and ING BANK or either or any of them any person assumes all or any part of the liability of the Principal or if more than one any of them to ING BANK in substitution for the Principal the liability of the Guarantor hereunder shall not be discharged, reduced or affected but the Guarantee shall take effect as if the expression "the Principal" includes such person.

22.           All money payable hereunder by the Principal, the Guarantor or any person paying or purporting to pay on behalf of the Principal and/or the Guarantor shall be paid without any right of set-off in respect of moneys owing by ING BANK to the Principal or to the Guarantor and if the Principal maintains more than one account with ING BANK, ING BANK may demand payment hereunder of moneys owing on anyone or more of such accounts notwithstanding that in respect of any other such accounts moneys may be owing by ING BANK to the Principal or the

Guarantor. For the avoidance of doubt, there is no obligation on the part of ING BANK to consolidate all the accounts of the Principal and/or the Guarantor before ING BANK makes any demand pursuant to the provision of this clause.

23.           The determination of this Guarantee by anyone or more of the Guarantor (if more than one) shall not release or determine or otherwise affect the operation of this Guarantee in relation to the other or others of the Guarantor and this Guarantee shall thereafter (subject to any determination by such other or others of the Guarantor) operate as a continuing guarantee by such other or others as a continuing guarantee by such other or others for the full amount recoverable under this Guarantee.

24.           Each of the Guarantor (if more than one) hereby agrees and consents to be bound by the provisions of this Guarantee notwithstanding that any other or others of them who were intended to execute or be bound by the provisions hereof may not do so or be effectually bound hereby for any reason whatsoever and notwithstanding that this Guarantee may be invalid or unenforceable against anyone or more of them whether or not the deficiency is known to ING BANK.

25.           If anyone or more of the provisions of this Guarantee or any part thereof shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, such illegality, invalidity or unenforceability shall not vitiate any other provision of this Guarantee which shall remain in full force and effect.

26.           The liability of the Guarantor if more than one hereunder shall be joint and several and every agreement and undertaking on the part of the Guarantor shall be construed accordingly. ING BANK shall be at liberty to release of discharge anyone or more of the Guarantor (if more than one) from the obligations of this Guarantee or to accept any composition from or make any other arrangements with anyone or more of the Guarantor without thereby prejudicing or affecting ING BANK's rights and privileges against the other of the Guarantor.

27.           This Guarantee shall be governed by and construed for all purposes in accordance with the laws of Hong Kong and the Courts of Hong Kong shall have non-exclusive jurisdiction over any proceedings in connection herewith and the enforcement of the security hereby created.

28.           In this Guarantee:

(a)           The expression "ING BANK" where the context permits shall include its successors in title and/or assigns:

(b)           The expression "the Guarantor" where the context permits shall be construed as referring to each such person individually and anyone or more of such persons collectively and shall include his/her respective personal representatives and the committee, receiver or other person lawfully acting on behalf of such other person and all agreements, obligations and liabilities of the Guarantor herein contained or implied are joint and several and shall be construed accordingly;

(c)           The expression "the Principal" where the context permits shall include all or anyone or more of the Principal and shall also include their respective successors in title and/or assigns;

(d)           The expression "this Guarantee" shall be construed as including and extending to any separate or independent covenant, stipulation or agreement herein contained;

(e)           The expression "person", "Principal", "Guarantor" shall include persons, firms, companies and any other corporate body; and

(f)           In these presents, if the context permits or requires the singular number shall include the plural number and vice versa.

SIGNED SEALED AND DELIVERED

Dated this 8 day of Dec 2009

BY Yao Kexuan

Whose address is at

No 95, Cultural Road

Jinshui District, Zhengzhou
He'nan Province, China
ID No.                      G36909575

In the presence of: Chu Yi

N,B, A certified copy of the resolution of the Board of Directors/Shareholders of the company approving the execution of this Guarantee must be attached hereto.

INGCRED 0004